    SECOND AMENDED AND RESTATED SECURED CREDIT AGREEMENT


               ($120,000,000 Revolving Loan)

                dated as of August 24, 2000

                           among

                     First Banks, Inc.

                            and

                    Firstar Bank, N.A.,

    American National Bank and Trust Company of Chicago

               Harris Trust and Savings Bank

              Wells Fargo Bank Minnesota N. A.

                  The Frost National Bank

              Union Bank of California, N. A.

             LaSalle Bank National Association


                            and

                     Firstar Bank, N.A.

                          as Agent

                              TABLE OF CONTENTS
                                                                                      Page

ARTICLE I.  DEFINITIONS AND ACCOUNTING TERMS . . . . . . . . . . . . . . . . . . . . . . 2
      Section 1.01. Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
      Section 1.02. Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE II.  AMOUNT AND TERMS OF REVOLVING LOAN. . . . . . . . . . . . . . . . . . . . . 8
      Section 2.01. Revolving Loan Commitments . . . . . . . . . . . . . . . . . . . . . 8
      Section 2.02. Termination or Reduction of Revolving Loan Commitment. . . . . . . . 8
      Section 2.03. Interest on Revolving Loans. . . . . . . . . . . . . . . . . . . . . 8
      Section 2.04. Notice and Manner of Borrowing . . . . . . . . . . . . . . . . . . . 9
      Section 2.05. Revolving Notes. . . . . . . . . . . . . . . . . . . . . . . . . . .11
      Section 2.06. Method of Payment. . . . . . . . . . . . . . . . . . . . . . . . . .11
      Section 2.07. Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . .12
      Section 2.08. Zero Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
      Section 2.09. Advances and Payment . . . . . . . . . . . . . . . . . . . . . . . .12
      Section 2.10. Revolving Loan Commitment Fee. . . . . . . . . . . . . . . . . . . .13
      Section 2.11. Reimbursement. . . . . . . . . . . . . . . . . . . . . . . . . . . .13
      Section 2.12. Failure of Any Bank to Make Revolving Loans. . . . . . . . . . . . .13
      Section 2.13. Banks Not Required to Extend Credit. . . . . . . . . . . . . . . . .14

ARTICLE III.  CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . .14
      Section 3.01. Conditions Precedent to the Initial Loans. . . . . . . . . . . . . .14
      Section 3.02. Conditions Precedent to All Revolving Loans. . . . . . . . . . . . .15

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . . .16
      Section 4.01. Incorporation, Good Standing, and Due Qualification. . . . . . . . .16
      Section 4.02. Corporate Power and Authority. . . . . . . . . . . . . . . . . . . .16
      Section 4.03. Legally Enforceable Agreement. . . . . . . . . . . . . . . . . . . .17
      Section 4.04. Financial Statements; Financial Condition. . . . . . . . . . . . . .17
      Section 4.05. Other Agreements . . . . . . . . . . . . . . . . . . . . . . . . . .17
      Section 4.06. Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
      Section 4.07. Ownership of Subsidiaries. . . . . . . . . . . . . . . . . . . . . .17
      Section 4.08. ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
      Section 4.09. Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
      Section 4.10. Use of Proceeds; Margin Regulations. . . . . . . . . . . . . . . . .18

ARTICLE V.  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .18
      Section 5.01. Maintenance of Existence . . . . . . . . . . . . . . . . . . . . . .18


                               i


      Section 5.02. Maintenance of Records . . . . . . . . . . . . . . . . . . . . . . .19
      Section 5.03. Maintenance of Subsidiaries. . . . . . . . . . . . . . . . . . . . .19
      Section 5.04. Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . .19
      Section 5.05. Right of Inspection. . . . . . . . . . . . . . . . . . . . . . . . .19
      Section 5.06. Reporting Requirements . . . . . . . . . . . . . . . . . . . . . . .19
      Section 5.07. Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
      Section 5.08. Additional Collateral. . . . . . . . . . . . . . . . . . . . . . . .21

ARTICLE VI.  NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
      Section 6.01. Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
      Section 6.02. Mergers, Etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . .21
      Section 6.03. Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
      Section 6.04. Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
      Section 6.05. Stock Issue; Additional Issue of Stock of Subsidiary . . . . . . . .22
      Section 6.06. Stock Redemption . . . . . . . . . . . . . . . . . . . . . . . . . .22
      Section 6.07. Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
      Section 6.08. Debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
      Section 6.09. Continuation of Business . . . . . . . . . . . . . . . . . . . . . .23

ARTICLE VII.  FINANCIAL COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .23
      Section 7.01. Tier I Leverage Ratio. . . . . . . . . . . . . . . . . . . . . . . .23
      Section 7.02. Tier I Leverage Ratio of Subsidiaries. . . . . . . . . . . . . . . .23
      Section 7.03. Tier I Risk Based Capital Ratio. . . . . . . . . . . . . . . . . . .23
      Section 7.04. Total Risk Based Capital Ratio . . . . . . . . . . . . . . . . . . .23
      Section 7.05. Loan Loss Reserve. . . . . . . . . . . . . . . . . . . . . . . . . .24
      Section 7.06. Net Income to Average Total Assets . . . . . . . . . . . . . . . . .24
      Section 7.07. Non-Performing Assets. . . . . . . . . . . . . . . . . . . . . . . .24

ARTICLE VIII.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
      Section 8.01. Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . .24

ARTICLE IX.  AUTHORITY AND RESPONSIBILITIES OF AGENT . . . . . . . . . . . . . . . . . .27
      Section 9.01. Grant of Authority . . . . . . . . . . . . . . . . . . . . . . . . .27
      Section 9.02. Action upon Indemnification Instructions . . . . . . . . . . . . . .27
      Section 9.03. Reports; Responsibility of the Agent; Disclaimer . . . . . . . . . .27
      Section 9.04. Correction of Errors . . . . . . . . . . . . . . . . . . . . . . . .28
      Section 9.05. Expenses; Indemnification. . . . . . . . . . . . . . . . . . . . . .28
      Section 9.06. Rights as Bank . . . . . . . . . . . . . . . . . . . . . . . . . . .29
      Section 9.07. Representation of Each Bank. . . . . . . . . . . . . . . . . . . . .29
      Section 9.08. Rights to Resign; Appointment of a Successor Agent . . . . . . . . .29
      Section 9.09. Notice of Default. . . . . . . . . . . . . . . . . . . . . . . . . .30
      Section 9.10. Agent Compensation . . . . . . . . . . . . . . . . . . . . . . . . .30


                               ii


ARTICLE X.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
      Section 10.01. Capital Adequacy Reimbursement. . . . . . . . . . . . . . . . . . .30
      Section 10.02. Amendments, Etc.. . . . . . . . . . . . . . . . . . . . . . . . . .31
      Section 10.03. Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . .31
      Section 10.04. No Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . . . .31
      Section 10.05. Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . .32
      Section 10.06. Costs and Expenses. . . . . . . . . . . . . . . . . . . . . . . . .32
      Section 10.07. Right of Setoff . . . . . . . . . . . . . . . . . . . . . . . . . .32
      Section 10.08. Sharing of Setoffs. . . . . . . . . . . . . . . . . . . . . . . . .33
      Section 10.09. Governing Law; Jurisdiction and Venue . . . . . . . . . . . . . . .33
      Section 10.10. Severability of Provisions. . . . . . . . . . . . . . . . . . . . .33
      Section 10.11. Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . .33
      Section 10.12. Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
      Section 10.13. Oral Agreements . . . . . . . . . . . . . . . . . . . . . . . . . .33

Exhibit A   -    Revolving Loan Commitment Amounts
Exhibit B   -    Revolving Credit Note
Exhibit C   -    Revolving Loan Notice of Borrowing
Exhibit D   -    Amended Restated Pledge Agreement
Exhibit E   -    Certificate of Compliance
Exhibit F   -    Form of Borrower's Counsel Opinion
Exhibit G   -    Pledged Subsidiaries
Exhibit H   -    List of Affiliates
Exhibit I   -    Identification of Financial Statements
Exhibit J   -    Ownership of Subsidiaries
Exhibit K   -    List of Addresses

Schedule 4.05 - Other Agreements
Schedule 4.06 - Litigation
Schedule 4.08 - ERISA Plan Terminations
Schedule 8.01(10) - Regulatory Actions

        SECOND AMENDED AND RESTATED SECURED CREDIT AGREEMENT


        THIS SECOND AMENDED AND RESTATED SECURED CREDIT AGREEMENT dated as of August 24, 2000, is entered into by and among FIRST BANKS, INC., a Missouri corporation ("BORROWER"), and FIRSTAR BANK, N.A., successor by merger to Firstar Bank Missouri, N.A., formerly known as Mercantile Bank National Association, a national banking association, AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association, HARRIS TRUST AND SAVINGS BANK, an Illinois state banking corporation, WELLS FARGO BANK MINNESOTA, N.A., a national banking association, THE FROST NATIONAL BANK, a national banking association, UNION BANK OF CALIFORNIA, N.A., a national banking association, LASALLE BANK NATIONAL ASSOCIATION, a national banking association, and (each individually a "BANK" and collectively the "BANKS"), and FIRSTAR BANK, N.A., successor by merger to Firstar Bank Missouri, N.A., formerly known as Mercantile Bank National Association, a national banking association, as Agent.

                  W I T N E S S E T H   T H A T :

        WHEREAS, Borrower, the Agent and certain banks were party to a Secured Credit Agreement dated as of August 26, 1998 (the "ORIGINAL CREDIT AGREEMENT") pursuant to which such banks had severally made available to Borrower, to a revolving credit facility in the aggregate amount of Ninety Million Dollars ($90,000,000);

        WHEREAS, the Borrower, the Agent and certain banks entered into an Amended and Restated Secured Credit Agreement dated as of August 25, 1999 (as in effect immediately prior to the date hereof, the "EXISTING CREDIT AGREEMENT") pursuant to which the banks increased the revolving credit facility severally made available to the Borrower to an aggregate amount of One Hundred Million Dollars ($100,000,000) and extended the term of the foregoing revolving credit facility;

        WHEREAS, Borrower has requested that the Banks extend the term of the foregoing revolving credit facility and increase the aggregate amount of the revolving credit facility to One Hundred Twenty Million Dollars ($120,000,000);

        WHEREAS, Borrower, the Banks and Agent desire to amend and restate the Existing Credit Agreement in the form of this Agreement to, inter alia, make available to Borrower the revolving credit facility provided for herein; and

        WHEREAS, the Banks are willing severally to provide such revolving credit facility to Borrower, subject to the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

                             ARTICLE I.

                  DEFINITIONS AND ACCOUNTING TERMS

          Section 1.01.   Defined Terms.  As used in this Agreement,
                          -------------
the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

          "Affiliate" means any Person (1) which directly or indirectly controls, or is controlled by, or is under common control with, the Borrower or any Subsidiary; (2) which directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of Borrower or any Subsidiary; or (3) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by Borrower or any Subsidiary. The term "CONTROL" for the purposes of this Agreement means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. For the purposes of the foregoing definition, a shareholder of Borrower shall not be deemed to be directly or indirectly controlling or controlled by the Borrower or a subsidiary, provided the person in question will not receive any proceeds from the Loans.

          "Agent" means Firstar Bank, N.A., successor by merger to Firstar Bank Missouri, N.A., formerly known as Mercantile Bank National Association, acting in its capacity as Agent pursuant to Article IX hereof and any duly appointed successor.

          "Agreement" means this Second Amended and Restated Secured Credit Agreement, as amended, supplemented or modified from time to time.

          "Applicable Margin" shall mean, with respect to each Revolving Loan accruing interest based on the Eurodollar Rate, the rate per annum listed in the applicable column below:

------------------------------------------------------------------------------------------
If the Performance Ratio is:        <1.0:1         >1.00:1        >1.75:1        >2.25:1
                                                   <1.75:1        <2.25:1
------------------------------------------------------------------------------------------
Applicable Margin                    0.875%         1.00%          1.125%         1.25%
------------------------------------------------------------------------------------------

The determination of the Applicable Margin as of any date shall be based on the Performance Ratio as of the end of the most recently ended fiscal quarter of Borrower for which consolidated financial statements of Borrower and its Subsidiaries have been delivered to the Banks pursuant to Section 5.06, and shall be effective for purposes of determining
   ------------
the Applicable Margin from and after the first day of the month immediately following the date on which such delivery of financial statements is required until the first day of the first month immediately following the next such date on which delivery of consolidated financial statements of Borrower and its Subsidiaries is so required. For example, the Performance Ratio as of the end of the fiscal quarter of Borrower ending September 30, 2000, would be determined from the consolidated financial statements of Borrower and its Subsidiaries as of and for the period ending

September 30, 2000 (which are required to be delivered to Agent on or before November 14, 2000), and would be used in determining the Applicable Margin from and after December 1, 2000. All such adjustments shall be applicable to all existing Revolving Loans as well as any new Revolving Loans made or issued; provided, that, an adjustment in the Applicable Margin during the course of an Interest Period will not result in a change in the Eurodollar Rate applicable to that Interest Period.

          "Average Total Assets" for any Person, at any time, means the amount set forth on the most recent report on form FRY-9C filed by Borrower with the Board of Governors of the Federal Reserve System (or any successor report) as "Average Total Assets."

          "Bank" or "Banks" has the meaning assigned to such term in the preamble to this Agreement.

          "Borrower" has the meaning assigned to such term in the preamble of this Agreement.

          "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the States of Missouri, Illinois, Wisconsin, Texas or California; provided, that, when used in connection with a Revolving Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England.

          "Call Report" has the meaning assigned to such term in
Section 5.06(4).
---------------

          "Certificate" has the meaning assigned to such term in
Section 2.04(1).
---------------

          "Collateral" means all property which is subject or is to be subject to the Liens granted by the Pledge Agreement.

          "Commitment" means the several commitments of the Banks in the aggregate original principal amount of $120,000,000, or when used with reference to a particular Bank, the portion of the several commitments allocated to such Bank to make loans to the Borrower pursuant to Section 2.01 equal to the amount stated in Exhibit A, as
            ------------                               ---------
such amount may be reduced from time to time pursuant to Section 2.02
                                                         ------------
hereof.

          "Default" means any of the events specified in Section
                                                         -------
8.01, whether or not any requirement for the giving of notice, the
----
lapse of time, or both, or any other condition, has been satisfied.

          "Equity Capital" for any Person, at any time, means the amount set forth on the most recent report on form FRY-9C filed by Borrower with the Board of Governors of the Federal Reserve System (or any successor report) as "Total Equity Capital."

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) which together with the Borrower would be treated as a single employer under Section 4001 of ERISA.

          "Eurodollar Rate" means, for each applicable Interest
Period, an interest rate per annum equal to (i) the rate per annum (rounded upward to the nearest whole multiple of 1/32 of 1% per annum, if such average is not such a multiple) at which deposits in United States Dollars are offered or available to banks in the London interbank market at 9:00 A.M. (St. Louis time) two (2) Business Days before the first day of such Interest Period as reported on Telerate page 3750 (or such other page as may replace such page 3750 on such system for the purpose of reporting comparable rates of major banks) under the heading for British Bankers Association LIBOR Rates in the column designated "USD" (United States Dollar), as published by Bridge Information Systems, Inc., for a period comparable to such Interest Period for an amount comparable to the subject Eurodollar Rate Loan divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any other successor category of liabilities under Regulation D).

          "Event of Default" means any of the events specified in
Section 8.01, provided that any requirement for the giving of notice,
------------
the lapse of time, or both, or any other applicable condition, has been satisfied.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates of overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate such transactions on the next preceding Business Day as so published on such next succeeding Business Day, and
(ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

          "Existing Credit Agreement" has the meaning assigned to such term in the recitals to this Agreement.

          "Funded Debt" shall mean as of any date, the outstanding principal amount of all Revolving Loans on such date.

          "GAAP" means generally accepted accounting principles in the United States as in effect from time to time, including such principles as are utilized in the preparation of Call Reports and other regulatory reports required to be filed by Borrower and its Subsidiaries.

          "Interest Period" means the period commencing on the date of making or conversion to or continuation of a Loan that accrues interest based on the Eurodollar Rate. The Borrower shall have the option to select a one month, two month, or three month Interest Period; provided, however, that whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day. Notwithstanding the foregoing, the Borrower may not select an Interest Period which ends after the Revolving Credit Termination Date. For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

          "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

          "Loan Document(s)" means this Agreement, the Notes and the Pledge Agreement, as each may be renewed, extended, amended, rearranged, restructured, restated, replaced or otherwise modified from time to time, including without limitation, modifications to interest rates or other payment terms.

          "Loan Loss Reserve" for any Person, for any period, means the amount set forth on the most recent report on form FRY-9C filed by Borrower with the Board of Governors of the Federal Reserve System (or any successor report) applicable to such period as "Allowance for loan and lease losses."

          "Loans" means the Revolving Loans.

          "Majority" has the meaning assigned to such term in Section
                                                              -------
9.01.
----

          "Multiemployer Plan" means a Plan described in Section 4001(a)(3) of ERISA which covers employees of a Borrower or any ERISA Affiliate.

          "Net Income" for any period means the amount set forth on the report on form FRY-9C filed by Borrower with the Board of Governors of the Federal Reserve System or any successor report applicable to such period as "Net Income."

          "Non-performing Assets" for any Person, at any time, means the sum of the amounts set forth on the most recent report on form FRY-9C filed by Borrower with the Board of Governors of the Federal Reserve System (or any successor report) as loans "past due 90 days or more and still accruing," "non-accrual," and "other real estate owned."

          "Notes" means the Revolving Notes.

     "Original Credit Agreement" has the meaning assigned to such term in the recitals to this Agreement.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Performance Ratio" means, as of any date, the ratio of (x) Funded Debt outstanding on such date to (y) Borrower's Net Income less extraordinary and/or nonrecurring items (as determined in accordance with GAAP) for the most recently ended period of four fiscal quarters of Borrower.

          "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other juridical entity of whatever nature.

          "Plan" means any employee benefit or other plan established, maintained, or to which contributions have been made by the Borrower or any ERISA Affiliate.

          "Pledge Agreement" means the second amended and restated collateral pledge agreement in the form of Exhibit D, pledging to the
                                           ---------
Agent for the ratable benefit of the Banks all of the stock of the Pledged Subsidiaries (exclusive of directors' qualifying shares of stock) and certain stock acquired after the date of this Agreement.

          "Pledged Subsidiaries" means the Subsidiaries listed on
Exhibit G attached hereto.
---------

          "Primary Capital" for any Person, for any period and without duplication, means the sum of Equity Capital plus the Loan Loss Reserve of such Person.

          "Prime Rate" means the per annum rate of interest announced by Firstar Bank, N.A. (or its successor) from time to time as its Prime Rate, which rate is not intended or represented to be the lowest rate of interest charged by such Bank to its borrowers.

          "Prohibited Transaction" means any transaction set forth in
Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1954, as amended from time to time.

          "Reportable Event" means any of the events set forth in
Section 4043 of ERISA.

          "Revolving Credit Termination Date" means August 23, 2001.

          "Revolving Loan" means the aggregate of all loans made to Borrower by the Banks as provided herein; or when used with respect to a particular Bank, a loan made to Borrower by such Bank as provided herein; or when used with respect to a request by Borrower for the making of loans on a particular date as provided herein, the aggregate of such loans.

          "Revolving Loan Limit" has the meaning assigned to such term in Section 2.01.
   ------------

          "Revolving Loan Commitment" means, as to each Bank, the
maximum amount which such Bank shall be obligated to loan to Borrower as a Revolving Loan pursuant to Section 2.01 hereof.
                             ------------

          "Revolving Loan Commitment Fee" has the meaning assigned to such term in Section 2.10.
             ------------

          "Revolving Loan Notice of Borrowing" has the meaning
assigned to such term in Section 2.04.
                         ------------

          "Revolving Notes" has the meaning assigned to such term in
Section 2.05.
------------

          "Subsidiary" means, as to Borrower, any corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which corporation is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by a Borrower or a Subsidiary of Borrower.

          "Tier I Leverage Ratio" means the ratio, expressed as a percentage, of regulatory "core" capital (Tier I) to assets, all as defined and determined from time to time by applicable bank regulatory authorities.

          "Tier I Risk Based Capital Ratio" means the ratio of regulatory "core" capital (Tier I) to weighted-risk assets and off-balance sheet items, all as defined and determined from time to time by applicable bank regulatory authorities.

          "Total Assets" for any Person, at any time, means the amount set forth on the most recent report on form FRY-9C filed by Borrower with the Board of Governors of the Federal Reserve System (or any successor report) as "Total Assets."

          "Total Loans" means, at any time, the amount set forth on the most recent report on form FRY-9C filed by Borrower with the Board of Governors of the Federal Reserve System (or any successor report) as the total of "Loans and Leases, net of unearned income."

          "Total Risk Based Capital Ratio" of any Person means, at any time, the ratio of regulatory "core" capital (Tier I) and supplementary capital elements (Tier II) to weighted-risk assets and off-balance sheet items, all as defined and determined from time to time by applicable bank regulatory authorities.


          Section 1.02.   Accounting Terms.  All accounting terms not
                          ----------------
specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements and reports referred to in Section 5.06, and all financial
                                      ------------
data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                            ARTICLE II.

                 AMOUNT AND TERMS OF REVOLVING LOAN

          Section 2.01.   Revolving Loan Commitments.  Subject to the
                          --------------------------
terms and conditions of this Agreement (including, without limitation, the terms and conditions of Article III hereof), the Banks severally and not jointly agree from time to time on any Business Day to make loans to the Borrower from time to time during the period from the date hereof up to but not including the Revolving Credit Termination Date in individual amounts not to exceed each Bank's Revolving Loan Commitment as set forth opposite such Bank's name in Exhibit A, the aggregate principal amount
                             ---------
of which at any time shall not exceed One Hundred Twenty Million Dollars ($120,000,000) (the "REVOLVING LOAN LIMIT"). Any amounts advanced and repaid by Borrower shall be treated as prepayments and shall be eligible for reborrowing by Borrower in the absence of a Default or an Event of Default, subject to the terms and conditions of this Agreement.

          Section 2.02.   Termination or Reduction of Revolving Loan
                          ------------------------------------------
Commitment.  The Borrower shall have the right, upon at least fifteen
----------
(15) Business Days' notice to the Agent, to terminate in whole or permanently reduce in part the unused portion of the Revolving Loan Commitment. Any such reduction by Borrower of the Revolving Loan Commitment shall result in a pro rata reduction of each Bank's Revolving Loan Commitment.

          Section 2.03.   Interest on Revolving Loans. The Borrower
                          ---------------------------
shall pay interest to the Agent for the account of the Banks on the outstanding and unpaid principal amount of the Revolving Loans made under this Agreement at the following intervals and at the following rates per annum:

          (1)  Prime Rate.  If such Revolving Loan is accruing at
               ----------
     the Prime Rate, a fluctuating rate per annum equal to the Prime Rate in effect from time to time. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate shall become effective. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days. Interest shall be paid in immediately available funds on or before 12:00 Noon (St. Louis time) on the first day of each calendar month beginning October 1, 2000, and on the Revolving Credit Termination Date. In the event of receipt of funds after 12:00 Noon (St. Louis time) on the date of payment, the funds shall be deemed to be received on the next Business Day, and the accrual of interest will be calculated accordingly;

          (2)  Eurodollar Rate. If such Revolving Loan is accruing
               ---------------
     interest based on the Eurodollar Rate, a rate per annum equal at all times during the applicable Interest Period for such Revolving Loan to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time, payable on the last day of the Interest Period applicable to each such Revolving Loan and on the Revolving Credit Termination Date. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days. Interest shall be paid in immediately available funds on or before 12:00 Noon (St. Louis time) on the last day of the Interest Period applicable to each such Revolving Loan and on the Revolving Credit Termination Date. In the event of receipt of funds after 12:00 Noon (St. Louis time) on the date of payment, the funds shall be deemed to be received on the next Business Day, and the accrual of interest will be calculated accordingly;

provided, however, that, from and after the occurrence of an Event of Default and unless and until such Event of Default is waived, the Borrower shall pay interest on the unpaid principal amount of each Revolving Loan outstanding at a rate per annum equal to four percent (4%) per annum above the interest rate otherwise in effect from time to time with respect to such Revolving Loan, including without limitation any interest rate in effect as a consequence of the provisions of
Section 2.04(1), such interest being payable on demand.  The Agent
---------------
shall give prompt notice to the Borrower and the Banks of the applicable interest rate for each Revolving Loan determined by the Agent for purposes of this Section 2.03.
                 ------------

          Section 2.04.   Notice and Manner of Borrowing.
                          ------------------------------

          (1) The Borrower shall give the Agent (who shall promptly notify the Banks) telephonic notice (followed immediately by written or telex notice substantially in the form of Exhibit C hereto) of any
                                          ---------
request for a Revolving Loan under this Agreement (a "REVOLVING LOAN NOTICE OF BORROWING") at least five (5) Business Days before such Revolving Loan is requested to be made, specifying (i) the date such Loan is requested to be made, the purpose and amount thereof, and (ii) the interest rate applicable to such Revolving Loan. The written form of the Revolving Loan Notice of Borrowing shall be accompanied by a Compliance Certificate (the "CERTIFICATE") in the form of Exhibit E
                                                          ---------
hereto. At least three (3) Business Days before the end of each Interest Period, the Borrower shall give the Agent (who shall promptly notify the Banks) a Revolving Loan Notice of Borrowing with respect to the relevant Revolving Loan accruing interest based on the Eurodollar Rate specifying the new Interest Period or, in the event that the relevant Revolving Loan is to accrue interest at the Prime Rate, specifying the same. In the event that in any Revolving Loan Notice of Borrowing hereunder the interest rate of the Revolving Loan to be advanced is not specified (or if Borrower is not entitled to request the Eurodollar Rate pricing option pursuant to the terms hereof), the Revolving Loan to be advanced shall accrue interest at Prime Rate. Subject to the limitations in the next sentence and in Section 2.04(2)(c), Borrower may in any Revolving Loan
                ------------------
Notice of Borrowing request a Revolving Loan that is the aggregate of separate Revolving Loans that will accrue interest at different interest rates and for different Interest Periods as provided herein. Each Revolving Loan shall be in an amount of at least One Million Dollars ($1,000,000) and integral multiples of One Hundred Thousand Dollars ($100,000) in excess thereof or, if less, the unused amount of the Revolving Loan Commitment. Not later than 2:00 P.M. (St. Louis time) on the date such Revolving Loan is requested to be made, or if later, upon fulfillment of the applicable conditions set forth herein, the Banks via the Agent will make such Revolving Loan available to the Borrower in immediately available funds by wire transfer of Federal funds to the Borrower. Upon the request (in writing) of the Borrower, the Agent and the Banks shall use their reasonable best efforts to make such Revolving Loans available to the Borrower prior to 2:00 P.M. (St. Louis time), provided, however, neither the Agent nor the Banks shall have any liability to the Borrower or any other Person for any failure to provide such funds prior to 2:00 P.M. (St. Louis time) pursuant to such request. All notices given under this Section 2.04 shall be irrevocable, and
                             ------------
telephonic notices shall be given not later than 11:00 A.M. (St. Louis time) on the day which is not later than the number of Business Days specified above for such notice. If an Event of Default exists hereunder at the end of the Interest Period of a Revolving Loan accruing interest based on the Eurodollar Rate, such Revolving Loan shall immediately and automatically, and without necessity of any further act by the Borrower, the Banks or the Agent, be refinanced by a Revolving Loan accruing at the Prime Rate (as adjusted pursuant to Section 2.03)
                                                         ------------
in the same principal amount. Any costs and expenses incurred by the Banks or the Agent by virtue of such refinancing (including without limitation any costs and expenses that may be due under Section
                                                        -------
10.06(2)) shall be promptly paid by Borrower to the Agent for the
--------
account of the applicable Banks on the demand of the Agent, and all the Revolving Loans shall thereafter accrue interest at the Prime Rate (as adjusted pursuant to Section 2.03).
                     ------------

          (2) Anything in subsection (1) above to the contrary notwithstanding,

               (a) if the Agent shall notify the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for the Agent or any of the Banks to perform its obligations hereunder with respect to the making of a Revolving Loan accruing interest based on the Eurodollar Rate or to fund or maintain a Revolving Loan based on the Eurodollar Rate hereunder, the right of the Borrower to select, continue or convert a Revolving Loan to the Eurodollar Rate shall be suspended until the Agent shall notify the Borrower that the circumstances causing such suspension no longer exist; and upon the sending of such notice and without the necessity of any further act by the Borrower, the Banks or the Agent, the outstanding Revolving Loans accruing interest based on the Eurodollar Rate shall immediately and automatically be refinanced by Revolving Loans in the same principal amount, and all of the Revolving Loans shall thereafter accrue interest at the Prime Rate; and the

Borrower in such event shall pay the Agents for the account of the applicable Banks any costs and expenses identified in Section
                                                      -------
10.06(2); and
--------

               (b) if the Agent is unable, after reasonable efforts, due to prevailing market conditions, to obtain timely information for the determination of the Eurodollar Rate, or is otherwise unable to determine the Eurodollar Rate at any time, the right of the Borrower to select, continue or convert a Revolving Loan to the Eurodollar Rate shall be suspended until the Agent shall notify Borrower that the circumstances causing such suspension no longer exist, and each Revolving Loan requested by the Borrower after such notice shall accrue interest at the Prime Rate, and each Revolving Loan outstanding on the date of such notice that is accruing interest based on the Eurodollar Rate shall, after the end of the applicable Interest Period for such Revolving Loan, accrue interest at the Prime Rate; and

               (c)  if, at any time, five (5) or more Revolving
Loans are accruing at an interest rate based upon the Eurodollar Rate with Interest Periods ending on different days, Borrower shall not have the right to select the Eurodollar Rate as the interest rate applicable to any new Revolving Loan or convert the interest rate applicable to an existing Revolving Loan from the Prime Rate to the Eurodollar Rate.

          (3) A Revolving Loan Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of a Revolving Loan Notice of Borrowing which specifies a request for a Eurodollar Rate of interest, the Borrower shall indemnify the Agent and the Banks against any loss, reasonable costs or expense incurred by the Agent and/or the Banks as a result of any failure to fulfill on or before the date specified in the Revolving Loan Notice of Borrowing as the requested date of the Revolving Loan the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Agent and/or the Banks to fund the Revolving Loan when it, as a result of such failure, is not made on such date.

          Section 2.05.   Revolving Notes.  The Revolving Loans made
                          ---------------
by each Bank and the Borrower's obligation to repay the Revolving Loans shall be evidenced by, and be payable with interest in accordance with the terms of, this Agreement and a revolving note of the Borrower payable to the order of that Bank (collectively, the "REVOLVING NOTES"). Each Revolving Note shall (i) be dated the date hereof, (ii) be in the original principal amount equal to that Bank's Revolving Loan Commitment as set forth opposite such Bank's name in Exhibit A, and (iii) be
                                          ---------
executed by duly authorized officers of the Borrower. Each Bank's Revolving Note shall be in substantially the form of Exhibit B. The
                                                     ---------
failure of any Bank to make a Revolving Loan shall not relieve any other Bank of its obligation to make a Revolving Loan pursuant to the terms and conditions of this Agreement. When used in this Agreement, the term "Revolving Note" or "Revolving Notes" shall include any extensions, modifications, renewals, refundings, replacements or restatements thereof.

          Section 2.06.   Method of Payment.  Borrower shall make
                          -----------------
each payment under this Agreement and under the Revolving Notes not later than 12:00 Noon (St. Louis time) on the date when due in lawful money of the United States to the Agent by wire transfer of Federal funds. Upon receipt of such payment the Agent shall immediately remit to each Bank by wire transfer of Federal funds the amount of the payment received which is due each Bank under the Revolving Note held by each Bank or otherwise under this Agreement. In the event of receipt of funds after 12:00 Noon (St. Louis time) on the date of payment, the funds shall be deemed to be received on the next Business Day and the accrual of interest will be calculated accordingly. Whenever any payment to be made under this Agreement or under a Revolving Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, the amount of such payment, in such case, to include all interest or fees accrued to the date of actual payment.

          Section 2.07.   Use of Proceeds.  The proceeds of the
                          ---------------
Revolving Loans hereunder shall be used by Borrower to refinance existing indebtedness and to finance the acquisition by Borrower of banks and thrift institutions and their holding companies. The Borrower will not, directly or indirectly, use any part of the proceeds of the Revolving Loans for the purpose of: (i) paying dividends on or other distributions with respect to capital stock of Borrower or its Subsidiaries; (ii) paying interest or principal on outstanding debt of Borrower or its Subsidiaries (other than existing indebtedness to be refinanced with the proceeds of the Revolving Loans); or (iii) purchasing any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

          Section 2.08.   Zero Balance.  The Banks and the Borrower
                          ------------
acknowledge that the outstanding balance of the Revolving Notes may be zero ($00.00) from time to time, and that prior to the Revolving Credit Termination Date such fact shall not mean the Revolving Loan Commitment and the availability of the Revolving Loans have been terminated nor does it mean the security interest has been released.

          Section 2.09.   Advances and Payment.  The Revolving Loans
                          --------------------
shall be made by each of the Banks concurrently. Each payment and prepayment of the Revolving Loans made to the Agent for the account of the Banks shall be made pro rata on the basis of each Bank's Revolving Loan Commitment as set forth in Exhibit A. If the Borrower prepays
                                ---------
any Revolving Loan or a portion thereof which is accruing interest based on the Eurodollar Rate, the Borrower shall compensate the Banks in accordance with Section 10.06(2). Any such prepayment shall be made
                ----------------
upon at least three (3) Business Days' notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall prepay such principal amount of the Revolving Loan together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that each partial prepayment shall be in an aggregate principal amount of not less than One Hundred Thousand Dollars ($100,000) and integral multiples of Fifty Thousand Dollars ($50,000) in excess thereof, and provided further, that a partial prepayment shall not reduce the principal balance of each Revolving Loan below the minimum levels prescribed in
Section 2.04(1).  In the event more than one Revolving Loan accruing
---------------
interest based on the Eurodollar Rate is outstanding at the time of any such prepayment, the Borrower shall have the right to specify which such Revolving Loan is to be prepaid by the Borrower.

          Section 2.10.   Revolving Loan Commitment Fee.  Borrower
                          -----------------------------
shall pay to Agent for the account of the Banks on a pro-rata basis, within twenty (20) days from the date of the Agent's invoice therefor, a Revolving Loan Commitment Fee (the "REVOLVING LOAN COMMITMENT FEE") at the rate of one-eighth of one percent (0.125%) per annum on the average daily unused portion of the Revolving Loan Commitment. The Revolving Loan Commitment Fee shall be payable quarterly in arrears commencing on December 1, 2000 (which payment shall include the period commencing on the date hereof), March 1, 2001, June 1, 2001 and on the Revolving Credit Termination Date. The Revolving Loan Commitment Fee shall be computed on the basis of a year deemed to consist of 360 days and paid for the actual number of days elapsed.

          Section 2.11.   Reimbursement.
                          -------------

          Whenever any Bank shall sustain or incur any losses or out-of-pocket expenses in connection with:

          (1) the failure by the Borrower to pay the principal amount of any Revolving Loan when due (whether at maturity, by reason of acceleration, notice of prepayment/termination by Borrower or otherwise);

          (2)  the repayment of overdue amounts of any Revolving
Loan; or

          (3) the acceleration of the maturity date of any Revolving Note by reason of the occurrence of an Event of Default;

the Borrower shall pay to the Agent, upon its demand and for the account of the applicable Banks, an amount certified in writing by the Agent as the amount required to reimburse the applicable Banks for all reasonable losses and out-of-pocket expenses claimed. All determinations, estimates, assumptions, allocations and the like required for the determination thereof shall be made by the Agent in good faith and the Borrower shall have the burden of proving that the Agent's determination thereof is not correct.

          Section 2.12.   Failure of Any Bank to Make Revolving
                          -------------------------------------
Loans.  Should any Bank default in making a Revolving Loan, the other
-----
Banks shall not be released from their several obligations to make Revolving Loans as agreed hereunder, and, in the event such defaulting Bank is the Agent, the other Banks shall forthwith appoint one of themselves to act as Agent. However, such default shall not obligate any of the Banks to increase their Revolving Loan Commitment hereunder. Borrower shall be released from all liability to pay such defaulting Bank any accrued or future fees under Sections 2.04 and 2.10 and the
                                      -------------     ----
other obligations of the Borrower to such defaulting Bank under the Loan Documents, except the obligation to repay the outstanding Revolving Loans theretofore made by such Bank and interest accrued thereon as provided in the Loan Documents, shall terminate; provided, however, once such default is cured, then such defaulting Bank shall, subsequent thereto, have all rights under the Loan Documents.

          Section 2.13.   Banks Not Required to Extend Credit.  No
                          -----------------------------------
Bank shall be required to make any Revolving Loan if, after giving effect thereto, the then aggregate outstanding principal amount of all Revolving Loans would exceed $120,000,000, as such amount may be reduced from time to time pursuant to Section 2.02, or such Bank would exceed
                              ------------
its Revolving Loan Commitment (after giving effect to all Revolving Loans, whether or not funded by any particular Bank, as if each Bank had funded its respective Revolving Loans in accordance with the terms of this Agreement).

                            ARTICLE III

                        CONDITIONS PRECEDENT

          Section 3.01.   Conditions Precedent to the Initial Loans.
                          -----------------------------------------
The obligation of each Bank to make its initial Revolving Loan to the Borrower is subject to the conditions precedent that the Agent, on behalf of the Banks, shall have received, on or before the date hereof and approved, each of the following:

          (1)  Notes.  The Revolving Notes duly executed by the
               -----
Borrower;

          (2)  Pledge Agreement.  The Pledge Agreement, duly
               ----------------
executed by the Borrower, together with (a) acknowledgment copies of the amended financing statements (Form UCC-3) duly filed under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of the Agent, desirable to perfect the security interest created by the Pledge Agreement, and (b) stock powers or powers of attorney which are necessary or appropriate for the security interest of the Agent in the Collateral;

          (3)  Evidence of all Corporate Action by the Borrower and
               ----------------------------------------------------
Subsidiaries.  Certified (as of the date of this Agreement) copies of
------------
all corporate action taken by the Borrower, including resolutions of the Board of Directors of Borrower, authorizing the execution, delivery, and performance of all Loan Documents to which Borrower is a party and each other document to be delivered by Borrower pursuant to this Agreement;

          (4)  Incumbency Certificates.  Certificates dated as of
               -----------------------
the date of this Agreement of the Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents and each other document to be delivered by the Borrower under this Agreement;

          (5)  Opinion of Counsel for the Borrower.  A favorable
               -----------------------------------
opinion of counsel for the Borrower, in substantially the form of
Exhibit F, and as to such other matters as the Agent may reasonably
---------
request;

          (6)  Form U-1.  Federal Reserve Form U-1 Purpose
               --------
Statements, executed by Borrower;

          (7)  Stock Certificates.  Delivery to Agent of the
               ------------------
original stock certificates for all of the issued and outstanding shares of stock of each Pledged Subsidiary (exclusive of directors' qualifying shares), together with stock powers;

          (8)  Corporate Existence.  Certificates and certified
               -------------------
copies of charters and articles of incorporation demonstrating the due organization and current good standing of Borrower and each Pledged Subsidiary and certified copies of the Bylaws of Borrower and each Pledged Subsidiary;

          (9)  Existing Credit Agreement.  (a)  Each Bank that is a
               -------------------------
participant to the Amended and Restated Secured Credit Agreement, dated August 25, 1999, shall have surrendered to Agent the revolving credit note issued to it pursuant to the August 25, 1999 Credit Agreement and such revolving credit note shall be deemed amended and restated and converted into Notes under this Agreement, (b) all loans outstanding pursuant to the August 25, 1999 Credit Agreement shall be either (i) repaid in full and if any such revolving loans were at such time accruing interest at the Eurodollar Rate, all breakage costs in connection therewith shall have been paid as contemplated by Section
                                                             -------
10.06(2) of the August 25, 1999 Credit Agreement or (ii) continued
--------
under this Agreement in accordance with a notice delivered pursuant to
Section 2.04, (c) each Bank shall have received payment in full of all
------------
amounts then due and owing to it under the August 25, 1999 Credit Agreement, and (d) Borrower shall have paid all accrued and unpaid interest and fees owing under the August 25, 1999 Credit Agreement through the date hereof;

          (10) Financial Statements.  Audited consolidated
               --------------------
financial statements for the fiscal years 1998 and 1999 and the unaudited consolidated financial statements as of June 30, 2000, of the Borrower and First Banks America, Inc.;

          (11) Officer's Certificate.  A certificate from the
               ---------------------
Borrower, dated the date hereof, stating that there has not occurred a material adverse change since December 31, 1999, in the financial condition, operation, properties, or business of the Borrower and its Subsidiaries or in the facts or information regarding such entities as represented to the Agent and the Banks to date; and

          (12) Additional Documentation.  Such other approvals,
               ------------------------
opinions or documents as the Agent may reasonably request.

          Section 3.02.   Conditions Precedent to All Revolving
                          -------------------------------------
Loans. The obligation of each Bank to make each Revolving Loan
-----
(including the initial Revolving Loans) shall be subject to the further conditions precedent that on the date of each such Revolving Loan:

          (1)  The Agent shall have received the Revolving Loan
Notice of Borrowing which shall specify whether the requested Revolving Loan shall accrue interest based on the Eurodollar Rate or at the Prime Rate;

          (2) No Default or Event of Default shall have occurred and be continuing, or would result from such Revolving Loan.

          (3) The following statements shall be true and the Agent on behalf of the Banks shall have received a Certificate signed by at least two of the chief executive officer, the chief financial officer, the chief accounting officer, the chief operating officer and the chief credit officer of Borrower and dated the date of the Revolving Loan Notice of Borrowing requesting such Revolving Loan, containing the confirmations of compliance with certain of the financial covenants as herein provided, and stating that:

               (a)  The representations and warranties contained in
Article IV of this Agreement are correct on and as of such date;

               (b) No Default or Event of Default has occurred and is continuing, or would result from such Revolving Loan;

               (c) Attached is an accurate listing of all of the Affiliates of Borrower; and

               (d)  The use of the proceeds of the requested
Revolving Loan will be as indicated in the Revolving Loan Notice of Borrowing.

          (4) The Agent shall have received such other approvals, information or documents as the Agent may reasonably request, in form and substance satisfactory to the Agent.

                            ARTICLE IV.

                   REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Banks that:

          Section 4.01.   Incorporation, Good Standing, and Due
                          -------------------------------------
Qualification.  Borrower is a corporation duly incorporated, validly
-------------
existing and in good standing under the laws of the State of Missouri and is in good standing in all states and jurisdictions wherein it owns property or does business requiring such qualification as a foreign corporation. Borrower is a "bank holding company" as that term is defined in the federal Bank Holding Company Act of 1956, as amended, 12 U.S.C. Section 1841 et seq., and as such, Borrower has received all necessary approvals from and has filed all necessary reports with the Board of Governors of the Federal Reserve System. The list of Affiliates of Borrower as shown on Exhibit H attached is as of the
                                   ---------
date hereof true and accurate. Each Subsidiary of the Borrower is a bank, bank holding company or corporation duly organized and in good standing under the laws of its respective jurisdiction of organization.

          Section 4.02.   Corporate Power and Authority.  The
                          -----------------------------
execution, delivery and performance by the Borrower of the Loan Documents as provided for herein are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect to, or filing with any governmental body, agency or official. The execution, delivery and performance by Borrower of the Loan Documents do not conflict with, or result in a material breach of the terms, conditions or provisions of or constitute a default under or result in any violation of, and Borrower is not now in default under or in violation of the terms of its Articles of Incorporation or Bylaws or any rule, regulation, order, writ, judgment or decree of any court or government agency or instrumentality, or any agreement or instrument to which Borrower or any of its Subsidiaries is a party or by which it or they are bound or to which it or they are subject.

          Section 4.03.   Legally Enforceable Agreement.  This
                          -----------------------------
Agreement has been duly executed and delivered and constitutes a legal, valid and binding agreement of the Borrower enforceable in accordance with its terms, and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute a legal, valid and binding obligation of the Borrower, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

          Section 4.04.   Financial Statements; Financial Condition.
                          -----------------------------------------
The financial information furnished by Borrower representing the financial condition of Borrower or any Subsidiary, such information being identified in Exhibit I attached, is true and correct as of the
                    ---------
date furnished and there has been no material adverse change in the financial condition, operations or business of any of them since the date of such financial information.

          Section 4.05.   Other Agreements.  Except for those matters
                          ----------------
disclosed on Schedule 4.05 attached, Borrower is not a party to any
             -------------
indenture, loan, or credit agreement, or to any lease or other agreement or instrument or subject to any charter or corporate restriction which could reasonably be expected to have a material adverse effect on its financial condition, operations, properties, or business, or on its ability to carry out its obligations under the Loan Documents. Neither the Borrower nor any of its Subsidiaries is in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to their respective business to which each is a party.

          Section 4.06.   Litigation.  Except for those matters
                          ----------
disclosed on Schedule 4.06 attached, there is no pending or, to the
             -------------
best of Borrower's knowledge, threatened action or proceeding against or affecting Borrower or any Subsidiary before any court, governmental agency, or arbitrator, which could reasonably be expected to have a material adverse affect on the financial condition, operations, properties, or business of Borrower or any Subsidiary, or the ability of Borrower or any Subsidiary to perform its obligations under this Agreement or the Loan Documents.

          Section 4.07.   Ownership of Subsidiaries.  The ownership
                          -------------------------
of each Subsidiary is as shown on Exhibit J attached.  Upon the
                                  ---------
extension of the initial Revolving Loans, all shares of common stock of each Subsidiary owned by Borrower will be free and clear of all liens, claims and encumbrances, except as to Pledged Subsidiaries the security interests under the Pledge Agreement as provided for herein.

          Section 4.08.   ERISA.  Borrower and each Subsidiary are in
                          -----
compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; except as provided on Schedule 4.08 attached, no notice of intent to terminate a Plan has
   -------------
been filed nor has any Plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; except as provided on Schedule 4.08 attached, neither Borrower nor any
                      -------------
Subsidiary has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; Borrower and each Subsidiary have met minimum funding requirements under ERISA with respect to their respective Plans and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating potential liability to the PBGC or the Plan under
Title IV of ERISA; Borrower and all Subsidiaries have incurred no liability to the PBGC under ERISA. With regard to the events and circumstances that are disclosed on Schedule 4.08, no event or
                                    -------------
circumstance as occurred which has resulted in liability which either is not funded, has not been satisfied or is not reflected on the Borrower's or such Subsidiary's financial statements nor has any other event or circumstance occurred that is likely to have a Material Adverse Effect.

          Section 4.09.   Taxes.  Borrower and each Subsidiary have
                          -----
filed (or received extensions of the time to file) and will in the ordinary course of business file all tax returns (federal, state, and local) required to be filed and have paid and will pay all taxes, assessments, and governmental charges and levies shown thereon to be due, including interest and penalties, provided, however, that nothing herein will prevent the contest in good faith of any assessment or imposition of any tax as long as an adverse determination will have no material adverse impact upon Borrower or the Pledged Subsidiaries.

          Section 4.10.   Use of Proceeds; Margin Regulations.
                          -----------------------------------
Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

                             ARTICLE V.

                       AFFIRMATIVE COVENANTS

          So long as any portion of the indebtedness evidenced by the Notes shall remain unpaid, or the Banks shall have any Commitment under this Agreement, Borrower and each Pledged Subsidiary will:

          Section 5.01.   Maintenance of Existence.  Except as
                          ------------------------
expressly permitted pursuant to Section 6.02 hereof, preserve and
                                ------------
maintain its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required.

          Section 5.02.   Maintenance of Records.  Keep adequate
                          ----------------------
records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions.

          Section 5.03.   Maintenance of Subsidiaries.  Maintain and
                          ---------------------------
keep each Subsidiary in good standing with the jurisdiction of its organization, except to the extent a Subsidiary dissolves or ceases to exist pursuant to a transaction permitted by the terms of Section 6.02.
                                                          ------------

          Section 5.04.   Compliance With Laws.  Comply in all
                          --------------------
respects, and cause compliance on behalf of each Subsidiary, with all applicable laws, rules, regulations, and orders. Compliance shall include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property, except for such taxes, assessments or governmental charges that are being diligently contested in good faith by appropriate proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

          Section 5.05.   Right of Inspection.  At any time during
                          -------------------
normal business hours and from time to time, upon at least one (1) Business Day's advance notice, permit the Agent and any Bank or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of and visit the properties of, Borrower and each Subsidiary, and to discuss the affairs, finances, and accounts of Borrower and each Subsidiary, with any of its or their officers and directors and with the Borrower's independent accountants, provided, however, that with respect to the loans of Borrower or a Pledged Subsidiary, the Agent and any Bank may only review and make copies of summaries of the Watch List prepared on a quarterly basis and loan audit reports; review of specific loan accounts and loan review reports may be requested by the Agent or any Bank, whereupon Borrower and Agent or the Bank shall within ten (10) days agree as to the number of such accounts and reports that are reasonable and appropriate to review, and provided further, that upon and during the existence of an Event of Default hereunder, there shall be no restrictions or conditions on the scope of the review, inspection and reproduction rights of Agent and the Banks concerning the loans of Borrower or a Pledged Subsidiary.

          Section 5.06.   Reporting Requirements.  Furnish to the Agent:
                          ----------------------

          (1)  Quarterly Financial Statements.  As soon as
               ------------------------------
practicable, or in any event within forty-five (45) days after the end of each fiscal quarter of Borrower (a) parent only and consolidated balance sheets of Borrower and its Subsidiaries as of the end of such fiscal quarter and (b) parent only and consolidated statements of income and earnings retained in the business of Borrower and its Subsidiaries for such fiscal quarter, all of which shall be prepared in accordance with GAAP (subject to normal year-end adjustments) and certified by the chief financial officer or chief accounting officer of Borrower.

          (2)  Annual Financial Statements.  As soon as
               ---------------------------
practicable, or in any event within ninety (90) days after the close of each fiscal year of Borrower (a) parent only and consolidated balance sheets of Borrower and its subsidiaries at year end and (b) parent only and consolidated statements of income and earnings retained in the business of Borrower and its Subsidiaries including consolidated and parent only statements of cash flow for such fiscal year, all of which shall include comparative statements for the preceding year and shall be prepared in accordance with GAAP consistently applied, and shall be certified by, and accompanied by an unqualified audit opinion of a firm of certified public accountants acceptable to Agent; provided, however, that the opinion may be limited to the consolidated statements of Borrower.

          (3)  Reports.  Within forty-five (45) days after such
               -------
report is filed and to the extent not prohibited by law, copies of all reports filed by Borrower (on a consolidated and parent only basis), and First Banks America, Inc. (on a consolidated and parent only basis) with the Board of Governors of the Federal Reserve System or any Federal Reserve Bank, the Federal Deposit Insurance Corporation ("FDIC"), Securities and Exchange Commission ("SEC"), or other bank or thrift regulatory agency; within forty-five (45) days after the end of each fiscal quarter of Borrower, a list of all such reports. Irrespective of the foregoing procedures for the request for copies of reports, Borrower shall submit to the Agent, within forty-five (45) days from the date of submission to the SEC, copies of the following SEC reports with respect to the Borrower and First Banks America, Inc.: 10-K, 10-Q, and 8-K. Borrower shall also submit (or cause to be submitted) to the Agent, within fifteen (15) days from the date of such agreement, copies of any and all agreements entered into by Borrower or any of Borrower's Subsidiaries with the Board of Governors of the Federal Reserve System, any Federal Reserve Bank, the FDIC, the SEC, or other bank or thrift regulatory agency.

          (4)  Subsidiary Reports.  Copies of all Quarterly Reports
               ------------------
of Condition and Income ("CALL REPORT"), certified as required by law, filed by each Subsidiary with the FDIC or any other governmental or regulatory agency, within forty-five (45) days from the date any such Call Report is submitted to such agency, and, to the extent permitted by law, copies of all examination reports and supervisory comment letters pertaining to each Subsidiary.

          (5)  Examination; Litigation.  Promptly after the
               -----------------------
commencement thereof, notice of all suits and proceedings before any court or governmental department, commission, board, or agency affecting Borrower or any Subsidiary which could reasonably be expected to have a material adverse effect on the financial condition, properties or operations of Borrower or any Subsidiary; promptly after the receipt thereof, notice of any report or comment letter from any regulatory authority of Borrower or any Subsidiary, or from the independent auditors of Borrower, which requires any action of a material adverse nature by Borrower or any Subsidiary.

          (6)  Compliance Certificate.  Within forty-five (45) days
               ----------------------
after the end of each fiscal quarter of Borrower, a Compliance Certificate signed by at least two of the chief executive officer, the chief financial officer, the chief accounting officer and the chief credit officer of the Borrower, substantially in the form of Exhibit E
                                                             ---------
attached hereto.

          (7)  Other Information.  Such other information and
               -----------------
reports regarding the financial condition, operations or regulatory affairs of Borrower or any Subsidiary as Agent or a Bank may from time to time reasonably request.

          Section 5.07.   Operations.  Operate and maintain its
                          ----------
business and property, and those of its Subsidiaries, in the ordinary course in a prudent manner consistent with sound banking practices and in such a manner that the performance by Borrower of its obligations hereunder are not jeopardized or impaired.

          Section 5.08.   Additional Collateral.  Pursuant to the
                          ---------------------
Pledge Agreement, pledge and deliver to Agent shares of stock of (i) a bank, thrift institution, bank holding company or savings holding company hereafter acquired by Borrower or any Pledged Subsidiary (other than as may be acquired by First Banks America, Inc.) with all or a portion of such shares having been acquired with the proceeds of a Loan, or (ii) a bank, thrift institution, bank holding company or savings holding company which becomes a Subsidiary (other than as may be acquired by First Banks America, Inc.).

                            ARTICLE VI.

                         NEGATIVE COVENANTS

          So long as any portion of the indebtedness evidenced by the Notes shall remain unpaid, or any Bank shall have any Commitment under this Agreement, Borrower will not, without the prior written consent of the Agent, which consent shall not be unreasonably withheld:

          Section 6.01.   Liens. Create, incur, assume, or suffer to
                          -----
exist, any Lien, or permit any Subsidiary to create, incur, assume, or suffer to exist, any lien, upon or with respect to any of the Collateral or any capital stock held by any Subsidiary, except in favor of the Agent.

          Section 6.02.   Mergers, Etc.  Merge or consolidate with
                          ------------
any Person having Total Assets in excess of $250,000,000 or which is subject to a regulatory action or proceeding or any cease and desist order which relates in any material adverse way to the management, financial condition, or operations of such Person, or permit the merger or consolidation of any Subsidiary with any Person having Total Assets in excess of $250,000,000 or which is subject to a regulatory action or proceeding or any cease and desist order which relates in any material adverse way to the management, financial condition, or operations of such Person, or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) any Subsidiary or all or substantially all of its other assets, or permit the sale, assignment, lease, or other disposition of any Subsidiary, or the sale of all or substantially all of the assets of any Subsidiary (whether now owned or hereafter acquired), to any Person; provided, however, that nothing in this Section 6.02 shall prevent: (a) mergers or sales of assets as
     ------------
between two entities that are Pledged Subsidiaries, or (b) the merger of First Bank and Trust, First Bank of California and First Bank Texas, N.A. with Redwood Bank, and the subsequent renaming of Redwood Bank as First Bank and Trust.

          Section 6.03.   Indebtedness.  Incur, create, assume or
                          ------------
allow to exist, nor permit any Subsidiary to incur, create, assume or allow to exist, any indebtedness, whether contingent or absolute, except indebtedness: (i) evidenced by the Notes; (ii) evidenced by subordinated debentures issued to First Preferred Capital Trust in an aggregate principal amount not to exceed $88,917,550; (iii) evidenced by subordinated debentures issued to First Preferred Capital Trust II in an aggregate principal amount not to exceed $67,010,325; (iv) evidenced by subordinated debentures issued by First Banks America, Inc. to First America Capital Trust in an aggregate principal amount not to exceed $47,422,700; (v) for advances made by Borrower or any Subsidiary to Borrower or any Subsidiary in the ordinary course of business or for acquisition purposes in an aggregate amount not to exceed $90,000,000;
(vi) of accrued expenses or accounts payable in the ordinary course of business not yet payable; (vii) for any other purpose not to exceed in the aggregate the amount of $2,500,000; and (viii) refundings, renewals and replacements of any of the foregoing.

          Section 6.04.   Dividends.  Pay or declare any dividends on
                          ---------
the common stock of Borrower; pay or declare any dividends upon the preferred stock of Borrower designated as Class A or Class B preferred stock in the financial statements of Borrower if a Default or an Event of Default exists or if, after giving effect thereto, a Default or Event of Default would exist.

          Section 6.05.   Stock Issue; Additional Issue of Stock of
                          -----------------------------------------
Subsidiary.  Create any new class or amend the terms of any existing
----------
class of stock of Borrower, or issue any shares of stock of any class of Borrower, the terms of which have not been approved by the Agent; except for stock now or hereafter issued by First Banks America, Inc. for acquisition purposes and upon exercise of stock options granted to employees, none of which shall cause Borrower to own, in the aggregate, less than 55% of the issued and outstanding shares of voting capital stock of First Banks America, Inc., issue or permit any Subsidiary to issue any additional shares of stock of any class or any capital notes or other long-term debt instruments, or create any new class of stock or amend the terms of any existing class of stock.

          Section 6.06.   Stock Redemption.  Redeem, purchase or
                          ----------------
retire any shares of any existing class of stock of Borrower or any capital notes of Borrower or permit any Subsidiary to redeem, purchase or retire any shares of any existing class of stock of such Subsidiary or any capital notes of such Subsidiary; provided, however, that as long as no Event of Default shall have occurred and be continuing, with respect to Subsidiaries which are not wholly owned by the Borrower, such Subsidiary(ies) may redeem, purchase or retire shares of any existing class of stock (except for trust preferred securities) of such Subsidiary.

          Section 6.07.   Loans.  Loan money or extend credit to, or
                          -----
become a surety or guarantor for, or permit any Pledged Subsidiary to do likewise, the benefit of any Affiliate or any Subsidiary or any executive officer or shareholder of any Affiliate or any Subsidiary; provided, however, that Borrower and the Pledged Subsidiaries may extend credit to executive officers or shareholders of any Affiliate or Subsidiary if the loan or extension of credit complies in all respects with applicable law and regulations, and provided further, that the following items of indebtedness are permitted: (i) loans to Subsidiaries for the purpose of acquiring and holding

OREO properties, (ii) loans by Borrower or any Subsidiary to Borrower or any Subsidiary made in the ordinary course of business or for acquisition purposes in an aggregate amount not to exceed at any one time $90,000,000; and (iii) refundings, renewals and replacements of any of the foregoing.

          Section 6.08.   Debentures.  Redeem in whole or in part,
                          ----------
the subordinated debentures issued to First Preferred Capital Trust or First Preferred Capital Trust II or permit First Banks America, Inc. to redeem, in whole or in part, the subordinated debentures issued to First America Capital Trust; pay any interest on or permit First Banks America, Inc. to pay any interest on such subordinated debentures if a Default or Event of Default exists, or if after giving effect thereto, a Default or Event of Default would exist.

          Section 6.09.   Continuation of Business.  Substantially
                          ------------------------
change, nor permit any of its Subsidiaries to change substantially, the nature of the respective businesses in which they are now engaged, nor engage in, nor permit any Subsidiary to engage in, any line of business if, as a result thereof, the business of the Borrower and its Subsidiaries, taken as a whole, would not be predominately the banking or thrift business (and activities deemed closely related to banking and/or the thrift business by applicable regulatory authorities) as currently constituted as of the date hereof.

                            ARTICLE VII.

                        FINANCIAL COVENANTS

          So long as any portion of the indebtedness evidenced by the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement, Borrower and the Pledged Subsidiaries will comply with each of the following covenants:

          Section 7.01.   Tier I Leverage Ratio.  Borrower and
                          ---------------------
Subsidiaries, on a consolidated basis, shall maintain a minimum Tier I Leverage Ratio at the end of each quarterly accounting period of not less than 5.0% or such greater amount as may be required to be considered "well capitalized" by applicable regulatory authorities from time to time.

          Section 7.02.   Tier I Leverage Ratio of Subsidiaries. Each
                          -------------------------------------
bank Subsidiary of Borrower shall maintain a minimum Tier I Leverage Ratio at the end of each quarterly accounting period of not less than 5.0% or such greater amount as may be required to be considered "well capitalized" by applicable regulatory authorities from time to time.

          Section 7.03.   Tier I Risk Based Capital Ratio. Each bank
                          -------------------------------
Subsidiary of Borrower shall maintain a minimum Tier I Risk Based Capital Ratio at the end of each quarterly accounting period of not less than 6.0% or such greater amount as may be required to be considered "well capitalized" by applicable regulatory authorities from time to time.

          Section 7.04.   Total Risk Based Capital Ratio. Each bank
                          ------------------------------
Subsidiary of Borrower shall maintain a minimum Total Risk Based Capital Ratio at the end of each quarterly accounting period of not less than 10.0% or such greater amount as may be required to be considered "well capitalized" by applicable regulatory authorities from time to time.

          Section 7.05.   Loan Loss Reserve.  Borrower and
                          -----------------
Subsidiaries, on a consolidated basis, shall maintain a minimum Loan Loss Reserve, expressed as a percentage of Total Loans, for each quarterly accounting period of 1.25% or such greater amount as may be required by regulatory authorities or prudent banking standards from time to time.

          Section 7.06.   Net Income to Average Total Assets.
                          ----------------------------------

               (a) Borrower and Subsidiaries, on a consolidated basis, shall maintain a minimum ratio, expressed as a percentage, of Net Income less extraordinary and/or non-recurring items (as determined in accordance with GAAP), for the most recently ended period of four fiscal quarters of Borrower, to Average Total Assets of not less than 0.70%.

               (b) First Bank and First Bank & Trust, on a combined basis, shall maintain a minimum ratio, expressed as a percentage, of Net Income less extraordinary and/or non-recurring items (as determined in accordance with GAAP), for the most recently ended period of four calendar quarters, to Average Total Assets of not less than 0.70%.

          Section 7.07.   Non-Performing Assets.  Borrower and
                          ---------------------
Subsidiaries, on a consolidated basis, shall have Non-performing Assets, in the aggregate, of not more than 25% of Primary Capital.

                           ARTICLE VIII.

                         EVENTS OF DEFAULT

          Section 8.01.   Events of Default.  If any of the following
                          -----------------
events ("EVENTS OF DEFAULT") shall occur:

          (1) Borrower shall fail to pay (a) the principal of, or interest on, a Note, within five (5) calendar days after notice of such failure shall have been given to the Borrower by the Agent;

          (2) Borrower shall fail to pay any fees or any other amount payable hereunder when due and such failure shall remain unremedied for ten (10) consecutive calendar days after notice of such failure shall have been given to the Borrower by the Agent;

          (3) Any representation or warranty made or deemed made by the Borrower or any Subsidiary in this Agreement, the Pledge Agreement, the Subsidiary Pledge Agreements, or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document, shall be reasonably determined by the Agent to have been incorrect in any material respect on or as of the date made or deemed made and such default remains unremedied for thirty (30) consecutive calendar days after notice thereof shall have been given to the Borrower by the Agent;

          (4) (a) Borrower shall fail to perform or observe any term, covenant, or agreement contained in any Loan Document (other than as contained in Article VII hereof and other than as contained in a
Note) on its part to be performed or observed, and such failure shall remain unremedied for thirty (30) consecutive calendar days after notice thereof shall have been given to the Borrower by the Agent, provided, however, that in the event two or more such notices are required to be given in any consecutive six month period, Agent at its option need not give such notice, and there shall not be any period for the cure of such failure with respect to such second or succeeding failure, or (b) Borrower shall fail to perform or observe any term, covenant, or agreement contained in Article VII hereof or in a Note;

          (5) Borrower or any Subsidiary (a) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (b) shall make an assignment for the benefits of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (c) shall commence any proceedings under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have any such petition or application filed or any such proceeding commenced against it, in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of forty-five (45) calendar days or more; or (e) by any act or omission shall indicate its consent to, approval of, or acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (f) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of forty-five (45) calendar days or more;

          (6) One or more judgments, decrees, or orders for the payment of money in excess of Two Million Dollars ($2,000,000) in the aggregate shall be rendered against Borrower or any Subsidiary, and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive calendar days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

          (7) The Pledge Agreement shall at any time after its execution and delivery and for any reason (other than by the action of the Agent) cease (a) to create a valid and perfected Lien in and to the property purported to be subject thereto, of the priority represented therein, or (b) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by Borrower or any Subsidiary, or Borrower or any Pledged Subsidiary, as applicable, shall deny or disclaim further liability or obligation thereunder, or Borrower or any Pledged Subsidiary shall fail to perform any of its obligations thereunder, and solely with respect to performance of obligations by the Borrower or any Pledged Subsidiary, as applicable, under the Pledge Agreement, such default remains unremedied for thirty (30) consecutive calendar days after notice thereof shall have been given to the Borrower by the Agent (the other events described in this Section 8.01(7) shall
                                                 ---------------
become Events of Default immediately upon occurrence without notice to the Borrower);

          (8) Any of the following events occur or exist with respect to Borrower or any Subsidiary: (a) any Prohibited Transaction involving any Plan; (b) any Reportable Event with Respect to any Plan;
(c) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (d) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (e) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, subjects the Borrower or any Subsidiary to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or may exceed Two Million Dollars ($2,000,000);

          (9) If James F. Dierberg and/or Mary W. Dierberg (together with any trust or partnership or other entity over which he or she has voting control) cease to own in the aggregate at least 51% of the voting shares of stock of First Banks, Inc.;

          (10) Except for those matters disclosed on Schedule
                                                     --------
8.01(10), if any regulatory action or proceeding shall be commenced, or
--------
any cease and desist order shall be entered into, between any state or federal regulatory authority and Borrower or any Subsidiary which relates in any material adverse way to the management or operations of Borrower or any Subsidiary;

          (11) A default or an event of default exists or is declared under the terms of (i) any indebtedness aggregating Two Million Dollars ($2,000,000) or more of the Borrower or any Subsidiary, or (ii) any other material agreements of the Borrower or any Subsidiary that involves a potential aggregate liability of at least Two Million Dollars ($2,000,000) or which could be reasonably expected to have a material adverse effect on the financial condition, operations, properties, or business of the Borrower or any Subsidiary, and which in any such case continues beyond any applicable notice and cure period; or

          (12) The Borrower shall fail to have positive Net Income for any two consecutive fiscal quarters;

then, in any such event Agent shall at the request of the Majority (as hereinafter defined) declare the Banks' obligations to make Revolving Loans to be terminated, whereupon the same shall forthwith terminate, and declare the outstanding Notes, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable in full, whereupon the Notes, all such interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, that in the case of any of the Events of Default specified in subsection (5) above, without any notice to the Borrower or any other act by the Agent or the Banks, the Banks' obligations to make Revolving Loans shall be automatically terminated and the Notes, all interest thereon, and all other amounts payable under this Agreement shall be forthwith due and payable in full, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower.

                            ARTICLE IX.

              AUTHORITY AND RESPONSIBILITIES OF AGENT

          Section 9.01.   Grant of Authority.  Each of the Banks
                          ------------------
hereby irrevocably appoints and authorizes Firstar Bank, N.A., as the Agent under this Agreement and each other Loan Document, on its behalf, to take such action and exercise such powers under this Agreement and each other Loan Document as are specifically delegated to the Agent by the terms thereof, together with such other powers as are reasonably incidental thereto. The Agent shall have no duty to exercise any right or power or remedy hereunder or to take any affirmative action hereunder unless directed to do so by the Majority (as hereafter defined). For purposes of this Agreement, the term "MAJORITY" shall mean the Banks holding at least sixty-six percent (66%) in dollar amount of the Commitment.

          Section 9.02.   Action upon Indemnification Instructions.
                          ----------------------------------------
The Agent shall in all cases be fully justified and protected in acting or continuing, failing or refusing to take any action hereunder or under any other Loan Document upon the written instructions signed by the Majority, and such instructions and any action taken or any failure to act pursuant hereto shall be binding on all of the Banks, all holders of the Notes and their respective successors and assigns.

          Section 9.03.   Reports; Responsibility of the Agent;
                          -------------------------------------
Disclaimer.  Promptly upon the receipt thereof from the Borrower, Agent
----------
shall photocopy and forward to each Bank each report, statement and other written information received by Agent pursuant to the terms of
Section 5.06 of this Agreement.  Neither the Agent nor any of its
------------
respective directors, officers, agents, employees, attorneys-in-fact or affiliates shall be liable for any action taken or omitted to be taken under or in connection with this Agreement or any other Loan Document, except for its or their willful misconduct or gross negligence. Without limiting the generality of the foregoing, the Agent:

          (1) shall not be responsible to any Bank for any statement, representation or warranty made by any Bank other than Agent or any officer thereof under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby;

          (2) shall not be responsible for the due execution, effectiveness, validity, enforceability or sufficiency of this Agreement, the Notes, the Pledge Agreement, the Subsidiary Pledge
Agreements or any other document or instrument furnished pursuant hereto or in connection herewith;

          (3) shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan

Document on the part of the Borrower or any Subsidiary or as to the business, operation, property, assets or condition (financial or otherwise) of the Borrower or its Subsidiaries;

          (4) shall be entitled to rely upon any writing, statement, notice or any telegraph, telex, teletype or telecopy message or any telephone conversation believed by it to be genuine and correct and, in the case of any writing, to have been signed or sent by the proper person;

          (5) may consult with counsel and independent accountants and other experts selected by the Agent and shall be fully protected in any action taken or omitted to be taken in accordance with the advice of such counsel, independent accountants or other experts;

          (6) may employ agents and attorneys-in-fact and shall not be liable for the default, negligence or misconduct of any such agents and attorneys-in-fact selected by the Agent with reasonable care;

          (7) may treat the payee of a Note as the holder thereof until it receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent. Any request, authority or consent of any person who at such time is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or Note issued in exchange therefor; and

          (8) shall have no liability or responsibility to Borrower for any failure on the part of any Bank to comply with an obligation on its part to be performed under this Agreement.

          Section 9.04.   Correction of Errors.  If the Agent shall
                          --------------------
pay any amount to any Bank pursuant hereto in the belief or expectation that a related payment has been or will be received or collected from the Borrower in connection with any Loan and such related payment is not actually received or collected by the Agent then such Bank will promptly, on demand by the Agent, return such amount to the Agent, together with interest thereon at the Federal Funds Rate for overnight deposits.

          Section 9.05.   Expenses; Indemnification.  To the extent
                          -------------------------
that the Borrower fails to do so, each Bank, and each subsequent holder of a Note by its acceptance thereof, agrees to reimburse the Agent upon demand in proportion to the unpaid principal amount of its Notes, or if no Notes are at the time outstanding in proportion to the Commitments, and to indemnify and hold the Agent and its directors, officers, employees and agents in their respective capacities harmless in such proportion against any and all losses, liabilities, damages, demand, judgment, claim, counterclaim, set-off, cost, disbursement or expenses of any kind whatsoever (including reasonable attorney's fees and expenses) incurred by or asserted against the Agent or its directors, officers, employees and agents under or in connection with any of the foregoing arising out of or in connection with this Agreement, the Notes or any other Loan Documents, the transactions contemplated hereunder, the enforcement, collection or realization of any thereof or any action taken or omitted by the Agent, provided that no Bank shall be liable for any portion of the foregoing incurred by the Agent as a result of its willful misconduct or gross negligence. The agreements in this Section 9.05 shall survive the payment of the
                   ------------
Loans, or any other amounts payable hereunder or under the Notes and the termination of the Commitments.

          Section 9.06.   Rights as Bank. With respect to its Loans
                          --------------
and the Notes issued to it, the Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Agent, and the term "Bank" or "Banks" shall include the Agent in its individual capacity. The Agent and any of its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with, the Borrower and any affiliates as if it were not the Agent and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

          Section 9.07.   Representation of Each Bank.  Each Bank
                          ---------------------------
expressly acknowledges that the Agent has not made any representations or warranties to it and that no action taken or hereafter taken by the Agent shall be deemed to constitute a representation or warranty by the Agent to any other Bank. Each Bank represents and warrants to the Agent that it has made and will continue to make its own independent investigation of the condition (financial and otherwise) and affairs of the Borrower and the Subsidiaries in connection with this Agreement and the Notes without reliance on the Agent or on any information or documents prepared by the Agent. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates any other information or documentation pertaining to Borrower, the Subsidiaries, or their financial affairs. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent.

          Section 9.08.   Rights to Resign; Appointment of a Successor
                          --------------------------------------------
Agent.  The Agent may resign as such at any time upon thirty (30)
-----
calendar days' notice to the Borrower and the Banks. In such event, the Majority shall appoint a successor Agent which shall be an incorporated bank or trust company, provided, however, that if there is no Default or Event of Default at the time of such appointment and provided further the successor Agent is to be a bank other than American National Bank and Trust Company of Chicago, Harris Trust and Savings Bank, Wells Fargo Bank Minnesota, N.A., The Frost National Bank, Union Bank of California, N.A. or LaSalle Bank National Association, the Agent shall send to Borrower a list of at least three (3) banks which are satisfactory to the Majority to serve as the successor Agent, whereupon the Borrower shall have three (3) Business Days in which to select which bank on the list is to be the successor Agent. In the event of the failure of the Borrower to select a bank from the list, then the right of selection granted to the Borrower hereunder shall forever lapse. If no successor shall have been so appointed and accepted such appointment within thirty
(30) days after the retiring Agent's giving of notice of resignation or the Majority's removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor, which shall be a Bank, or, if no such Bank accepts such appointment, which shall be a bank or trust company with an office (or an affiliate with an office) in St. Louis, Missouri, having a combined capital and surplus of not less than One Hundred Million Dollars ($100,000,000). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

          Section 9.09.   Notice of Default.  The Agent shall not be
                          -----------------
deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and, in the case of any Default or Event of Default other than those described in Section 8.01 of this Agreement,
                                      ------------
stating that such notice is a "notice of default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks.
The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority, provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          Section 9.10.   Agent Compensation.  For its services as
                          ------------------
Agent hereunder, Borrower shall pay to Agent on the date of this Agreement and on each anniversary date thereof, certain compensation as heretofore agreed between Agent and Borrower.

                            ARTICLE X.

                           MISCELLANEOUS

          Section 10.01.  Capital Adequacy Reimbursement.  If after
                          ------------------------------
the date hereof, the Agent shall be advised that or shall determine that with respect to any of the Banks the adoption or the taking effect of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency or compliance by the Banks with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable authority, has or would have the effect of reducing the rate of return on or increasing the cost of maintaining all of the Banks' capital as a direct consequence of their obligations hereunder (taking into consideration the Banks' policies with respect to capital adequacy) then from time to time, within fifteen (15) calendar days after demand by Agent, Borrower shall pay to Agent such additional amount or amounts as will compensate the Banks for such reduction or increase. In the event any such compensation is demanded, Agent shall provide to Borrower a certificate showing the calculation of the amount demanded in reasonable detail. Borrower shall have the burden of proving that the amount as so calculated is not correct.

          Section 10.02. Amendments, Etc.  Except as expressly
                         ---------------
provided in Article VI hereof, no amendment, modification, termination, or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower from any Loan Document, shall in any event be effective unless the same shall be in writing and signed by the Majority, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification, termination or waiver of any provision of any Loan Document shall: (a) postpone the stated maturity of principal of, or interest on, any of the Loans, or reduce the principal amount of, the rate of interest on, or the fees in connection with this Agreement; (b) increase the maximum amount of the Revolving Loan Commitment or the Revolving Loan Commitment of any Bank;
(c) change the percentages required for action by the Banks under this
Section 10.02 or by the Majority under this Agreement; or (d) release or subordinate any Liens in favor of the Agent on any of the Collateral, except as otherwise expressly provided herein. The consent of all of the Banks is required to effect any amendment, modification or waiver of the provisions of this Agreement and of each Loan Document which provisions are of a type described in clauses (a), (b), (c) or (d) of this Section 10.02 or to effect any amendment, modification, or waiver
     -------------
of this Section 10.02 or Section 10.05. The consent of the Borrower
        -------------    -------------
will not be required to effect any amendment, modification or waiver of the provisions of Article IX of this Agreement other than Section 9.08.
                                                          ------------

          Section 10.03. Notices, Etc.  All notices and other
                         ------------
communications provided for under this Agreement and under the other Loan Documents shall be in writing (including facsimile communication) and mailed, sent by facsimile machine or delivered, to the parties at the addresses set forth on Exhibit K attached or, as to each party, at
                           ---------
such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 10.03. All such notices and communications shall, when
     -------------
mailed, be effective when deposited in the mails respectively addressed as aforesaid, except that notices to the Agent and the Banks pursuant to the provisions of Article II shall not be effective until received by the Agent and such Banks. Any party sending a notice to Borrower pursuant to Article VIII hereof shall provide a courtesy copy to Borrower's counsel at the address set forth on Exhibit K attached or
                                               ---------
at such other addresses as shall be designated by Borrower's counsel in a written notice to the Agent and the Banks. Notwithstanding the foregoing agreement to provide a courtesy copy to Borrower's counsel, such copy shall be a courtesy copy only, and failure to provide such courtesy copy shall have absolutely no effect or entitle Borrower to any remedy whatsoever. Any notice duly given to Borrower shall be effective whether or not the courtesy copy was given to Borrower's counsel.

          Section 10.04. No Waiver; Remedies.  No failure on the
                         -------------------
part of the Agent or any Bank to exercise, and no delay in exercising, any right, power, or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

          Section 10.05. Successors and Assigns.  This Agreement
                         ----------------------
shall be binding upon and inure to the benefit of the Borrower and the Banks and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under any Loan Document to which Borrower is a party without the prior written consent of the Banks, and a Bank may not sell, assign or participate all or any portion of its Notes (other than a sale, assignment, or participation to an affiliate bank or to any of the Banks) without the prior written consents of Borrower and Agent.

          Section 10.06. Costs and Expenses.
                         ------------------

          (1) The Borrower agrees to pay to Agent on demand, all costs and expenses, if any, incurred by Agent in connection with the preparation of the Loan Documents, including, without limitation, the reasonable fees and expenses of counsel for the Agent (subject to the limitations as heretofore agreed between Agent and Borrower.) The Borrower agrees to pay to Agent and the Banks on demand, all costs and expenses, if any, incurred by Agent and the Banks in connection with any modification of this Agreement or any of the other Loan Documents that is requested by Borrower or made in response to a Default or Event of Default, and in connection with the enforcement of any of the Loan Documents, including, without limitation, the reasonable fees and expenses of counsel for the Agent (with respect to modifications and enforcement) and the Banks (with respect to enforcement only) with respect thereto.

          (2)  If any payment or prepayment of principal with respect to any Loans accruing interest based on the Eurodollar Rate Loan is made by the Borrower other than on the last day of the Interest Period for such Loans, and such payment is permitted pursuant to Section 2.09, or
                                                      ------------
is made as a result of an acceleration of the maturity of the Notes pursuant to Section 8.01 or for any other reason, the Borrower shall,
            ------------
upon demand by the Agent on behalf of the Banks, pay the Agent for the account of the Banks any amounts required to compensate the Banks for any additional losses, costs or expenses which they may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), costs or expenses incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Banks to fund or maintain such Loan.

          Section 10.07. Right of Setoff.  Upon the occurrence
                         ---------------
and during the continuance of any Event of Default, each Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by a Bank to or for the credit or the account of Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Notes or any other Loan Document, irrespective of whether or not the Agent shall have made any demand under this Agreement or the Notes or such other Loan Document and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 10.07 are
                                                    -------------
in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Banks may have.

          Section 10.08. Sharing of Setoffs.  Each Bank agrees
                         ------------------
that if it shall, by exercising any right of setoff receive payment of a proportion of the aggregate amount of principal and interest due with respect to any of the Notes held by it (or any other obligations of Borrower hereunder to such Bank) which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any of the Notes held by such other Bank (or any other obligations of Borrower hereunder to such Bank), the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks (or any other obligations of Borrower hereunder to the other Banks) and such other adjustments shall be made, as may be required so that all such payments of principal and interest on the Notes (or other obligations of Borrower hereunder to the Banks) shall be shared by the Banks pro rata, provided that if any such non-pro rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest).

          Section 10.09. Governing Law; Jurisdiction and Venue.
                         -------------------------------------
This Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Missouri. The Borrower hereby consents to the jurisdiction of the Circuit Court of the County of St. Louis, Missouri, and the United States District Court for the Eastern District of Missouri, as well as to the jurisdiction of all courts from which an appeal may be taken from any such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts and agrees that any proceeding initiated in another court which relates to such matters may be, at the option of the Agent, transferred to any of such courts.

          Section 10.10. Severability of Provisions.  Any
                         --------------------------
provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 10.11. Counterparts.  This Agreement may be
                         ------------
executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          Section 10.12. Headings.  Article and Section headings
                         --------
in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

          Section 10.13. Oral Agreements.  Oral agreements or
                         ---------------
commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect you (Borrower) and us (creditors) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              FIRST BANKS, INC.

                              By: /s/ Frank H. Sanfilippo
                                 ---------------------------------------
                                 Frank H. Sanfilippo
                                 Executive Vice President and
                                  Chief Financial Officer


                              FIRSTAR BANK, N.A., as Agent and as a Bank

                              By /s/ David C. Buettner
                                 ---------------------------------------
                                 Name: David C. Buettner
                                 Title: Vice President


                              AMERICAN NATIONAL BANK AND
                              TRUST COMPANY OF CHICAGO

                              By /s/ James K. Pridmore
                                 ---------------------------------------
                                 Name: James K. Pridmore
                                 Title: First Vice President


                              HARRIS TRUST AND SAVINGS BANK

                              By: /s/ David J. Konrad
                                 ---------------------------------------
                                 Name: David J. Konrad
                                 Title: Vice President


                              WELLS FARGO BANK
                              MINNESOTA, N.A.

                              By: /s/ Alfonso A. Buscemi
                                 ---------------------------------------
                                 Name: Alfonso A. Buscemi
                                 Title: Vice President

                              THE FROST NATIONAL BANK

                              By: /s/ Jerry L. Crutsinger
                                 ---------------------------------------
                                 Name: Jerry L. Crutsinger
                                 Title: Senior Vice President


                              UNION BANK OF CALIFORNIA, N. A.

                              By: /s/ D.A. Cattell
                                 ---------------------------------------
                                 Name: Dennis A. Cattell
                                 Title: V.P.


                              LASALLE BANK NATIONAL ASSOCIATION

                              By: /s/ John C. Giuffre
                                 ---------------------------------------
                                 Name: John C. Giuffre
                                 Title: First Vice President

                               EXHIBIT A

                   REVOLVING LOAN COMMITMENT AMOUNTS


            Bank                                 Amount of Commitment

Firstar Bank, N.A.                                    $33,500,000


American National Bank and
Trust Company of Chicago                              $22,500,000


Harris Trust and Savings Bank                         $16,500,000


Wells Fargo Bank Minnesota, N.A.                      $16,500,000


The Frost National Bank                               $11,000,000


Union Bank of California, N. A.                       $10,000,000


LaSalle Bank National Association                     $10,000,000
                                                      -----------






                                                     $120,000,000
                                                     ============

                              EXHIBIT B

                        REVOLVING CREDIT NOTE

$____________                                        St. Louis, Missouri
                                                     _____________, 200_

          FOR VALUE RECEIVED, the undersigned, First Banks, Inc.., a Missouri corporation ("Borrower"), promises to pay to the order of _____________ ("Payee") at the offices of the Agent at 721 Locust Street, St. Louis, Missouri 63101, the principal sum of _______________ ($________________) or such lesser amount as may be outstanding hereunder.

          The Borrower promises to pay interest from the date hereof on the unpaid principal balance outstanding from time to time prior to maturity at the rates and at the time or times which shall be determined in accordance with the provisions of that certain Second Amended and Restated Secured Credit Agreement of even date herewith, by and between the Borrower, the Payee and other banks (the "Credit Agreement").

          The entire unpaid principal balance hereunder and all accrued and unpaid interest hereon shall be due and payable on August 23, 2001. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days.

          If any payment due on this Note is payable on a day which is not a Business Day (as defined in the Credit Agreement), then such payment will be made on the next Business Day, the amount of such payment, in such case, to include all interest accrued to the date of actual payment.

          This Note is one of the "Revolving Notes" referred to in the Credit Agreement, is secured as provided therein, and is entitled to all of the benefits thereof. In accordance with the terms of the Credit Agreement, the Agent (as defined thereunder) may declare the unpaid balance of the principal and accrued interest to be immediately due and payable upon the occurrence of an Event of Default as defined in the Credit Agreement, whereupon the unpaid principal and accrued interest then owing hereon shall be and become immediately due and payable, and interest shall accrue interest at a rate per annum equal to four percent (4%) in excess of the then otherwise applicable rate of interest as determined in accordance with Sections 2.03 and 2.04 of the Credit
                              -------------     ----
Agreement.

          If this Note shall not be paid at maturity, whether upon the exercise of acceleration or otherwise, and shall be placed in the hands of an attorney for collection or in connection with insolvency or bankruptcy proceedings, the Borrower hereby promises to pay the reasonable fees and expenses of such attorney in addition to the full amount due hereon, whether or not litigation shall be commenced.

          Demand for payment, protest and notice of dishonor are hereby waived by all who are or shall become parties to this instrument.


                                   FIRST BANKS, INC.


                              By:
                                 --------------------------------
                                 Frank H. Sanfilippo
                                 Executive Vice President and
                                   Chief Financial Officer

                             EXHIBIT C

                 REVOLVING LOAN NOTICE OF BORROWING

TO:       Firstar Bank, N.A., as Agent

FROM:     First Banks, Inc.

DATE:     _____________,

          This Revolving Loan Notice of Borrowing is being submitted pursuant to the terms of the Second Amended and Restated Secured Credit Agreement dated as of August 24, 2000 ("Credit Agreement"), as the same may be thereafter amended from time to time, among First Banks, Inc. and the banks named therein (for whom Firstar Bank, N.A., successor by merger to Firstar Bank Missouri, N.A., formerly known as Mercantile Bank National Association) is acting as Agent).

(1) The Business Day of the proposed principal advance under the Credit Agreement is:

(2) The principal advance under the Credit Agreement will be a Revolving Loan that accrues interest [at the Prime Rate] [based on the Eurodollar Rate] as provided in the Credit Agreement.

(3) The Interest Period for the Eurodollar Rate Loan requested hereunder (or the new Interest Period for an expiring Interest Period) is ____ months.

(4)  The current aggregate outstanding balance of the Revolving Loans
     as of the date hereof is:                         $

(5) The principal advance being requested is (must be at least the unused portion of the Revolving Loan Commitment of $120,000,000 or
     $1,000,000, whichever is less):                   $

(6) The use of the proceeds for the Loan requested hereby will be for ___________________

(7)  Unused portion of the Revolving Loan Commitment
     upon advance of funds requested by this Notice
     ($120,000,000 - #4 - #5):                         $

                              FIRST BANKS, INC.

                         By:
                            ----------------------------------
                              Name:
                                   ---------------------------
                              Title:
                                    --------------------------

                             EXHIBIT D

              AMENDED AND RESTATED PLEDGE AGREEMENT
              -------------------------------------

          In consideration of and as collateral security for the
payment of any and all present and future indebtedness, obligations and liabilities of FIRST BANKS, INC., a Missouri corporation ("PLEDGOR") under or pursuant to that certain Secured Credit Agreement dated as of August 26, 1998, amended and restated as of August 25, 1999, and further amended and restated as of August 24, 2000 (together with any extensions, renewals, amendments or modifications thereof, the "Credit Agreement") among Pledgor and FIRSTAR BANK, N.A., successor by merger to Firstar Bank Missouri, N.A., formerly known as Mercantile Bank National Association ("FIRSTAR"), AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, HARRIS TRUST AND SAVINGS BANK, WELLS FARGO BANK MINNESOTA, N.A., THE FROST NATIONAL BANK, UNION BANK OF CALIFORNIA, N.A., and LASALLE BANK NATIONAL ASSOCIATION (collectively the "BANKS") and the other "LOAN DOCUMENTS" referred to therein (all such indebtedness, obligations and liabilities, whether direct or indirect, liquidated or unliquidated, absolute or contingent, now existing or hereafter arising, individual, joint, or joint and several being collectively referred to herein as the "LIABILITIES"), Pledgor hereby pledges to Firstar as agent for and for the ratable benefit of the Banks (as agent for the Banks, Firstar is referred to hereinafter as "PLEDGEE") and grants the Pledgee a continuing security interest in the capital stock of certain Subsidiaries of Pledgor, as described on Exhibit A attached hereto and
                                         ---------
incorporated herein (together with any additional stock described in
Section 4 hereof, collectively, the "STOCK"), together with all
---------
substitutions therefor and dividends (as limited herein), new shares or warrants, liquidating distributions and other rights, and proceeds or distributions of any nature associated therewith, all of which Pledgor hereby represents and warrants that it owns (or, for purposes of
Section 4, will own) free of liens or claims of any kind, with fully
---------
marketable title thereto, and has (or will have) the right to so pledge.

          Pledgor agrees that said Stock, together with the proceeds thereof (hereinafter collectively called the "COLLATERAL," such term as used herein including any underlying security for any note or other evidence of a monetary obligation pledged hereunder) shall constitute security for any and all of the Liabilities and may be held, in accordance with the terms and provisions of this Agreement, for the payment thereof for such periods and applied thereto at such times and in such order as the Pledgee from time to time may deem appropriate, whether or not the Liabilities for which the same are held or applied are in existence at the time of delivery of this Agreement or the Collateral and whether or not such Liabilities are contingent, unliquidated or unmatured.

          Pledgor further agrees that:

          1. Pledgor will keep the Collateral free from all other security interests, liens or encumbrances except those security interests, liens or encumbrances now or hereafter granted to the Pledgee. Pledgor will procure, execute, endorse and deliver all documents which the Pledgee may reasonably require to protect, enforce or otherwise effectuate the Pledgee's rights in the Collateral and Pledgor hereby grants to the Pledgee an irrevocable power of attorney, with full power of substitution, to so act in Pledgor's name if Pledgor fails to do so.

          2. The Pledgee may collect the Collateral or any part thereof at any time except with respect to dividends, which shall be collected by Pledgee only in accordance with Paragraph 3 hereof. For such purpose the Pledgee (after the occurrence of an Event of Default under the Credit Agreement that is continuing) may take, in its own name or in the name of Pledgor, any action which Pledgor might take including suit against any obligor on any note or other monetary obligation constituting part of the Collateral and collection of or foreclosure upon any underlying security, and such action may be taken without first foreclosing under this Agreement on the obligations secured by such underlying security. The Pledgee shall have no obligation, however, to pursue or preserve remedies against any party primarily or secondarily liable as an obligor on the Collateral or otherwise to take action which Pledgor might have taken as regards the Collateral or any underlying security therefor.

          3. Pledgee shall have the continuing right to retain all or any part of the Collateral so long as any Liability remains in existence (or the Banks shall have any Commitment under the Credit Agreement), even though the same may be unliquidated, unmatured or contingent. Upon maturity of any of the Liabilities or the occurrence of an Event of Default under the Credit Agreement or hereunder, the Pledgee may cause any of the Collateral to be transferred to its own name or to the name of its nominee (and this shall be full authority to any transfer agent, registrar or the like to make such transfer). No such action shall be deemed a retention of the Collateral in satisfaction of any Liability unless written notice so stating shall be given to the Pledgor. The Pledgee shall have the sole right to determine whether any call or option to surrender, exchange, redeem, convert or otherwise change or alter the form of the Collateral shall be exercised if the interest of Pledgee is or may be affected thereby. The Pledgee shall be under no obligation to initiate any such action unless requested in writing by the Pledgor. All dividends, new shares or warrants, liquidating distributions and other rights, proceeds and payments or distributions of any nature received by Pledgor in respect of the Collateral will be delivered to the Pledgee in kind and the Pledgee may take such action as is necessary to assure its direct receipt thereof, provided however that, prior to the occurrence of an Event of Default under the Credit Agreement or hereunder, Pledgor shall be permitted to retain permitted ordinary dividends and interest paid in cash and shall retain the right to vote with respect to the Collateral.

          4. In the event that Pledgor, after the date hereof, acquires all or any portion of the stock of any bank, bank holding company, thrift institution or savings holding company (i) with the proceeds of a Loan under the Credit Agreement or (ii) which is or by virtue of such acquisition becomes a Subsidiary as defined in the Credit Agreement (other than as may be acquired by First Banks America, Inc.), Pledgor promptly shall (A) grant to Pledgee a security interest in such stock as additional security for the Liabilities, (B) deliver to Pledgee the certificates representing such stock, along with fully-executed stock powers therefor, and (C) take such other action and execute and deliver such other documents to Pledgee as Pledgee reasonably may require in connection therewith.

          5. The following severally shall be considered events of default for purposes of this Agreement: (a) if any representation, warranty or statement of fact made by Pledgor hereunder shall prove to be false or misleading in any material respect, and such default remains unremedied for thirty (30) consecutive calendar days after notice thereof shall have been given to Pledgor by the Pledgee, (b) an Event of Default occurs under the Credit Agreement, or
(c) seizure of any of the Collateral or sale or encumbrance thereof or the failure to pay any tax thereon when due (except any tax contested in good faith for which reserves for payment reasonably satisfactory to Pledgee have been provided by the Pledgor).

          6. Upon maturity of any of the Liabilities (by acceleration or otherwise) or the occurrence of an event of default hereunder, the Pledgee may resort to the Collateral at such times and in such order as it elects and may apply the Collateral to the Liabilities in like manner and without regard to whether application is made to an obligation of the owner of the Collateral so applied. If any of the Collateral is owned by someone other than Pledgor, the Pledgee may elect to apply such Collateral in any proportion to obligations of the owner or owners to the Pledgee without regard to the Liabilities. In addition, the Pledgee shall have all rights of a secured party under the Missouri Uniform Commercial Code and shall apply the proceeds of collection, disposition or other realization on the Collateral to reasonable attorneys' fees and legal expenses incurred by the Pledgee in connection therewith and in the collection of any Liabilities and representation of the Pledgee in proceedings of any nature under the Bankruptcy Code, and thereafter as required by law. If notice of intended disposition is required by law, such notice, if mailed, shall be deemed reasonably and properly given if mailed to the address of Pledgor appearing on the records of the Pledgee at least five (5) Business Days (as defined in the Credit Agreement) before the time of such disposition. The Pledgee shall have the right to proceed against the Collateral or not as the Pledgee may deem proper or as directed by the Majority (as defined in the Credit Agreement), and the Pledgee shall have the right to collect dividends, interest and such like profits from the Collateral whether or not it proceeds against the Collateral. If, in the opinion of the Pledgee, any Collateral cannot be disposed of in a commercially reasonable manner without registration under applicable securities laws, Pledgor will take or cause to be taken such action as is necessary to effect proper registration. If Pledgor shall refuse to take such action, the Pledgee at its election, but without any obligation to do so, may take such action as it deems warranted to attempt to effect compliance with any applicable law. Any cost, fee or expense incurred by the Pledgee in connection with such efforts or in enforcing Pledgor's covenants hereunder will be considered a cost incurred in disposition of the Collateral.

          7. The Pledgee's rights hereunder shall continue unimpaired notwithstanding foreclosure or other disposition of any part of the Collateral, the availability of additional Collateral, any release of or substitution for any of the Collateral, any act or omission impairing the Pledgee's lien on the Collateral or the lien of any underlying security constituting part of the Collateral, including failure to perfect the same, any extension (including extension of time for payment), renewal, substitution, alteration, compromise, settlement, surrender, release or other such agreement or action modifying or varying the terms of or otherwise affecting any of the Liabilities or any part of the Collateral, including any act or omission releasing any party primarily or secondarily liable on the Collateral or on any Liability. No failure by Pledgee to exercise or delay in exercising any of its rights hereunder shall constitute a waiver thereof and no single or partial exercise of any right shall preclude the further exercise thereof or the exercise of any other right. All rights of the Pledgee hereunder or under any instrument or other agreement binding on Pledgor are cumulative and not in substitution of any other rights at law or equity with respect to the Collateral or the collection of the Liabilities. All such rights may be exercised from time to time. Pledgor hereby waives notice of any and all actions, forbearances and omissions of any rights contemplated by this paragraph and consents to be bound thereby as effectively as if Pledgor had agreed thereto in advance. Upon the termination of the Credit Agreement and the liquidation and payment of the liabilities in full, this Agreement shall terminate and the Collateral will be returned forthwith to the Pledgor.

          8. The Pledgee shall have no obligation to act in accordance with any communication by Pledgor or any other party obligated on the Liabilities or interested in the Collateral, as endorser, guarantor, surety or otherwise, concerning the liquidation of all or any part of the Collateral if it shall be the opinion of the Pledgee in the exercise of its reasonable judgment that the value of the Collateral upon liquidation may be insufficient to discharge the Liabilities in full. The Pledgee shall in no event be bound by or obligated to act upon any such communication unless the same shall be in writing and shall include explicit instructions as to the disposition requested.

          9. Any notice required or permitted hereunder shall be deemed given if sent in the manner and at the addresses as provided in the Credit Agreement.

          10. To the extent required by law for purposes of providing qualifying shares of stock to members of the board of directors of the bank institutions owned by Pledgor, Pledgee agrees to release such number of qualifying shares from the lien of this Agreement. To effect such release, Pledgee will deliver the certificate for the shares of stock of the subject banking institution to the Pledgor on a trust receipt basis and with the obligation of Pledgor to return the reissued certificate to Pledgee within forty-eight (48) hours of the delivery to Pledgor. At the request of Pledgee, Pledgor agrees to cause such members of the board of directors to pledge such qualifying shares to Pledgee for the benefit of the Banks as additional collateral for the Liabilities. Any such qualifying shares shall, upon issuance, contain an appropriate legend describing the restrictions and covenants set forth in this Agreement.

          11. This agreement shall be construed in accordance with and governed by Missouri law.

          12. Pledgor warrants and represents to Pledgee that the shares of stock of each institution as listed on Exhibit A on the date
                                                 ---------
hereof represent all of the outstanding shares of stock of each respective institution (except for directors' qualifying shares and except with respect to First Banks America, Inc.). Pledgor represents and warrants that the shares of stock of First Banks America, Inc. as listed on Exhibit A on the date hereof represent approximately [47.8%]
          ---------
of the outstanding common stock and all of the outstanding shares of Class B common stock issued by such institution and such shares have ordinary voting power to elect a majority of the board of directors of First Banks America, Inc.

          13. Pledgor has heretofore entered into a Pledge Agreement dated as of August 26, 1998 (the "ORIGINAL PLEDGE AGREEMENT"). Upon the execution and delivery of this Agreement by Borrower the Original Pledge Agreement shall be amended and restated in its entirety by this Agreement effective as of the date hereof, with all rights, obligations and security interests created under or granted pursuant to the Original
Pledge Agreement continuing from the date thereof.

Dated at St. Louis, Missouri, as of this 24th day of August, 2000.

                              FIRST BANKS, INC.


                              By:
                                 ---------------------------------
                              Name:
                                   -------------------------------
                              Title:
                                    ------------------------------

                     PLEDGE AGREEMENT EXHIBIT A

                         LIST OF COLLATERAL

10,000 shares of the common stock of First Bank

2,210,581 shares of the Common Stock of First Banks America, Inc.

2,500,000 shares of the Class B Common Stock of First Banks America, Inc.

4,725,396 shares of the common stock of First Bank & Trust

1,000 shares of the common stock of First Capital Group, Inc.

                             EXHIBIT E

                    CERTIFICATE OF COMPLIANCE
                    -------------------------

     THIS CERTIFICATE OF COMPLIANCE IS BEING SUBMITTED ON THIS ____ DAY OF ____________, 200__ FOR THE QUARTER ENDING ON THE _____ DAY OF ___________ 200__, PURSUANT TO THE TERMS OF THE SECOND AMENDED AND RESTATED SECURED CREDIT AGREEMENT DATED AS OF AUGUST 24, 2000 ("CREDIT AGREEMENT"), AS THE SAME MAY BE THEREAFTER AMENDED FROM TIME TO TIME, AMONG FIRSTAR BANK, N.A. ("FIRSTAR") AND THE BANKS NAMED THEREIN (FOR WHOM FIRSTAR IS ACTING AS AGENT).

     THE UNDERSIGNED OFFICERS OF FIRST BANKS, INC. JOINTLY AND
SEVERALLY CERTIFY TO THE BANKS THAT AS OF THE DATE HEREOF:

     A. The representations and warranties contained in Article IV of the Credit Agreement are correct as of the date hereof;

     B. No Default or Event of Default has occurred and is continuing, [or would result upon the making of the Loan requested by the accompanying Revolving Loan Notice of Borrowing];

     C. Attached is an accurate listing of the current Affiliates of First Banks, Inc.;

     D. The compliance with the covenants contained in Article VII of the Credit Agreement is supported by the following:

7.01.     Tier I Leverage Ratio
          ---------------------

                                            (1)        (2)                    Minimum
                                          Tier I      Total       Ratio of    Ratio
                                          Capital     Assets      (1) to (2)  Permitted
                                          -------     ------      ----------  ---------
      First Banks, Inc. (consolidated)                                    %     5.0%
                                          ------      ------        -------     ----


7.02.     Tier I Leverage Ratio of Subsidiaries
          -------------------------------------

                                            (1)        (2)                    Minimum
                                          Tier I      Total       Ratio of    Ratio
Subsidiary                                Capital     Assets      (1) to (2)  Permitted
----------                                -------     ------      ----------  ---------
First Bank                                                                %     5.0%
                                          ------      ------        -------     ----
First Bank of California                                                  %     5.0%
                                          ------      ------        -------     ----
First Bank Texas N.A.                                                     %     5.0%
                                          ------      ------        -------     ----
Redwood Bank                                                              %     5.0%
                                          ------      ------        -------     ----
First Bank & Trust                                                        %     5.0%
                                          ------      ------        -------     ----

7.03.     Tier I Risk Based Capital Ratio
          -------------------------------

                                                         (2)
                                                      Weighted-
                                                      Risk
                                                      Assets and
                                                      Off-
                                            (1)       Balance     Ratio       Minimum
                                          Tier I      Sheet       of (1)      Ratio
                                          Capital     Items       to (2)      Permitted
                                          -------     -----       ------      ---------
First Bank                                                              %       6.0%
                                          ------      ------      -------       ----
First Bank of California                                                %       6.0%
                                          ------      ------      -------       ----
First Bank Texas N.A.                                                   %       6.0%
                                          ------      ------      -------       ----
Redwood Bank                                                            %       6.0%
                                          ------      ------      -------       ----
First Bank & Trust                                                      %       6.0%
                                          ------      ------      -------       ----


7.04. Total Risk Based Capital Ratio
      ------------------------------

                                                         (2)
                                                      Weighted-
                                                      Risk
                                                      Assets and
                                                      Off-
                                            (1)       Balance     Ratio       Minimum
                                          Total       Sheet       of (1)      Ratio
                                          Capital     Items       to (2)      Permitted
                                          -------     -----       ------      ---------
First Bank                                                              %       10.0%
                                          ------      ------      -------       -----
First Bank of California                                                %       10.0%
                                          ------      ------      -------       -----
First Bank Texas N.A.                                                   %       10.0%
                                          ------      ------      -------       -----
Redwood Bank                                                            %       10.0%
                                          ------      ------      -------       -----
First Bank & Trust                                                      %       10.0%
                                          ------      ------      -------       -----

7.05 Loan Loss Reserve
     -----------------


                                        (1)
                                      Loan       (2)      Ratio     Minimum
                                      Loss      Total     of (1)    Ratio
                                      Reserve   Loans     to (2)    Permitted
                                      -------   -----     ------    ---------
First Banks, Inc. (consolidated)                               %      1.25%
                                      -------   -----      -----      -----

7.06 Net Income to Average Total Assets
     -----------------------------------

                                                Average                 Minimum
Net Income less extraordinary and/or            Total       Ratio of    Ratio
nonrecurring items for the quarter ended:       Assets (2)  (1) to (2)  Permitted
-----------------------------------------       ----------  ----------  ----------

First Banks, Inc. (consolidated)
                        $
------------------      ------

------------------      ------

------------------      ------

------------------      ------
Total Net Income        $     (1)                                   %       0.70%
                        ------                  ----------    -------       -----

First Bank and First Bank & Trust (combined)
                        $
------------------      ------

------------------      ------

------------------      ------

------------------      ------
Total Net Income        $     (1)                                   %       0.70%
                        ------                  ----------    -------       -----

7.07 Non-Performing Assets
     ---------------------

                                                   (1)
                                                Non-          (2)       Ratio       Maximum
                                                Performing  Primary     of (1)      Ratio
                                                Assets      Capital     to (2)      Permitted
                                                ------      -------     ------      ---------
First Banks, Inc. (consolidated)                                             %           25%
                                                ------      ------      ------        ------

     E.   Performance Ratio
          -----------------

First Banks, Inc. (consolidated)
Net Income less extraordinary and/or            (2)               Ratio of          Applicable
nonrecurring items for the quarter ended:       Funded Debt       (2) to (1)        Margin
-----------------------------------------       -----------       ----------        ----------
                  $
------------      ------------

------------      ------------

------------      ------------

------------      ------------
Total Net Income              (1)                                         %                bp
                  ------------                  ------------        -------          --------

     F. The use of proceeds of the requested Loan will be as indicated in the accompanying Revolving Loan Notice of Borrowing.

Signed as of the day and year first above written.

                              FIRST BANKS, INC.
                              (at least two signatures required)

                         By:  _________________________________________
                                      Chief Executive Officer

                         By:  _________________________________________
                                      Chief Financial Officer

                         By:  _________________________________________
                              Vice President - Chief Accounting Officer

                         By:  _________________________________________
                                      Chief Credit Officer

                         By: __________________________________________
                                      Chief Operating Officer

                                 EXHIBIT F

                    FORM OF BORROWER'S COUNSEL OPINION

                              August 24, 2000

Firstar Bank, N.A.                 American National Bank & Trust
721 Locust Street                  Company of Chicago
St. Louis, Missouri 63101          120 South LaSalle Street
                                   Mail Code IL1-1110
                                   Chicago, Illinois  60603
                                   Attn:  Sunil Mehta

Harris Trust and Savings Bank      Wells Fargo Bank Minnesota, N.A.
111 West Monroe                    100 East Wisconsin Avenue
P. O Box 755                       Milwaukee, WI  53202-4101
Chicago, Illinois  60690

The Frost National Bank            Union Bank of California, N. A.
525 Bryan Tower                    445 South Figueroa Street, 13th Floor
2001 Bryan Street                  Los Angeles, California  90071-1602
Dallas, Texas  75201

LaSalle Bank National Association
211 North Broadway
Suite 4050
St. Louis, Missouri  63102


          Re:  Firstar Bank, N.A., - $120,000,000 Secured Revolving
               ----------------------------------------------------
               Credit Facility for First Banks, Inc.
               -------------------------------------

Ladies and Gentlemen:

          We have acted as counsel for First Banks, Inc., a Missouri corporation, (the "Borrower") in connection with their negotiation and execution of the Loan Documents as defined herein for the limited purpose of providing this opinion. This opinion is being furnished to you as required by Section 3.01(6) of the Second Amended and Restated Secured Credit Agreement executed on this date by the Borrower and Firstar Bank, N.A., successor by merger to Firstar Bank Missouri, N.A. formerly known as Mercantile Bank National Association ("Firstar"), American National Bank and Trust Company of Chicago, Harris Trust and Savings Bank, Wells Fargo Bank Minnesota, N.A., The Frost National Bank, Union Bank of California, N.A. and LaSalle Bank National Association (collectively, the "Banks") and Firstar as "Agent" for the Banks. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in that certain Second Amended and Restated Secured Credit Agreement dated as of August 24, 2000 among the Borrower and the Banks (the "Credit Agreement").

          In connection with the preparation of this opinion, we have reviewed the following instruments and documents executed by the respective parties thereto (the "Loan Documents"):

          1. Each of the Notes, dated August 24, 2000, in the aggregate maximum principal face amount of $120,000,000 executed by the Borrower as maker and payable to the order of the respective Banks as set forth in Section 2.05 of the Credit Agreement;

          2.   The Second Amended and Restated Secured Credit Agreement;

          3.   Second Amended and Restated Pledge Agreement dated
               August 24, 2000 executed by the Borrower, as Pledgor, to the Agent, as Pledgee (the "Borrower Pledge Agreement");

          4. The certificates representing the shares of capital stock of the Pledged Subsidiaries that are pledged under the Borrower Pledge Agreement; and

          5.   Irrevocable Stock Powers executed by Borrower.

          In our capacity as counsel for the Borrower, we have examined originals or copies of such other documents, records and other instruments as we have deemed necessary or appropriate to render this opinion, including, without limitation, the following:

          A.   Articles of Incorporation and Bylaws of the Borrower; and

          B. Resolutions adopted by the Boards of Directors of the Borrower.

          For purposes of this opinion, we have assumed that (1) all documents submitted to us are authentic, (2) all documents submitted to us as certified or photostatic copies conform to the originals, (3) all signatures on documents are genuine, (4) all natural persons whose signatures appear on documents had legal capacity, (5) all certificates from public officials are accurate as of the date of this letter, (6) all records of the Borrower made available to us are accurate and complete, (7) the Agent and the Banks have the power and authority to execute, deliver, and perform all agreements and documents executed by them, (8) the Agent and the Banks have duly and validly executed and delivered such agreements and documents, and (9) such agreements and documents are legally valid, binding and enforceable against the Agent and the Banks.

          In those instances in which our opinion is rendered "to our knowledge," it means that we have relied on the representations by the Borrower in the Loan Documents to establish facts relevant to our opinion and that during the course of our representation no information has come to the attention of those attorneys within our firm who have performed legal services in connection with the representation described in this letter that would give us actual knowledge of the inaccuracy of such representations. We have not conducted an independent investigation to determine the accuracy of any representation made by the Borrower or any assumption that we have made herein, and no inference as to our knowledge should be drawn from our representation of the Borrower as described in this letter.

          Based upon the foregoing, and subject to the qualifications set forth herein, our opinion is that:

          1. The Borrower is a duly organized and validly existing corporation in good standing under the laws of the State of Missouri and has the corporate power and authority to execute, deliver and perform the Loan Documents and to own its properties and carry on its business as now being conducted, and is a duly registered bank holding company in good standing under the Bank Holding Company Act of 1956, as amended.

          2. The Loan Documents executed by the Borrower have been duly authorized, executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and subject to general principles of equity (including the exercise of judicial discretion in accordance with such principles), regardless of whether such enforceability is considered in a proceeding at law or in equity.

          3. No consent or approval of or registration with any federal, state or local government or regulatory authority is required in connection with the execution and delivery of the Loan Documents by the Borrower or the making of any of the Loans thereunder. Neither
               (i) the execution and delivery by the Borrower of the Loan Documents, (ii) consummation of the transactions contemplated thereby, nor (iii) compliance by the Borrower with any of the provisions thereof will conflict with or result in a violation or breach of, or constitute a default under, (a) the Borrower's Articles of Incorporation or Bylaws, or (b) to our knowledge, any rule, regulation, order, writ, judgment or decree of any court or government agency or instrumentality or any agreement or instrument to which the Borrower is a party or with respect to which the Borrower is bound and which is reasonably likely to have a material adverse effect on the Borrower's ability to perform its obligations under the Loan Documents.

          4. To our knowledge, there are no actions, suits or proceedings pending or threatened that affect the Borrower, before or by any federal, state, local or other governmental department, commission, board, bureau, agency or authority which, if determined adversely to the Borrower, would materially and adversely affect the Borrower's ability to perform under the Loan Documents.

          5. Assuming that the shares of stock described in the Borrower Pledge Agreement have been delivered to the agent in the State of Missouri together with an executed stock power for each certificate therefor, the Agent, for the benefit of the Banks, has a perfected security interest in such stock.

          The opinions expressed herein are limited to the applicable laws of the United States and the State of Missouri and no opinion is expressed with respect to the laws of any other jurisdiction or state or the effect of any such laws on the matters dealt with herein. Anything herein to the contrary notwithstanding, we express no opinion on matters governed by federal, state and local laws, rules, regulations, ordinances or restrictive covenants relating to: (1) occupational health and safety, environmental siting, impact and discharge, or storage and discharge of flammable or hazardous materials or solid or toxic waste; (2) rights to set off or off set; (3) the effect of provisions agreeing to the jurisdiction of a court (or waiving objections to jurisdiction) or agreeing to venue (or waiving objections to venue); (4) the legality or enforceability of exculpation clauses;
(5) the enforceability of any choice-of-law clause or provision requiring the application of the laws of a particular jurisdiction;
(6) any federal or state tax consequences arising in connection with any of the transactions contemplated by the Loan Documents; (7) patent, copyright, service mark, trade name or trademark rights; or (8) antitrust matters.

          This opinion is provided solely for the purpose of complying with the requirements of the Loan Documents and, without our prior written consent, may not be relied upon by anyone other than the Banks and their respective successors and assigns. Our opinion is based upon the facts and the law as existing and in effect on the date hereof, and we assume no obligation to revise, supplement or update this opinion in any respect at any time subsequent to the date hereof.

                              Very truly yours,

                              Lewis, Rice & Fingersh

                         EXHIBIT G

                    PLEDGED SUBSIDIARIES


First Bank

First Banks America, Inc.

First Bank & Trust

First Capital Group, Inc.

                         EXHIBIT H

                     LIST OF AFFILIATES


Hermannhof, Inc.

Tidal Insurance Limited

First Securities America, Inc.

First Services, L.P.

Southside Bancshares, Inc.

Investors of America, Limited Partnership

First Brokerage, Inc.

First Associate Title, Inc.

First Brokerage America LLC

First Title Guaranty LLC

First Banc Mortgage LLC

                         EXHIBIT I

                       IDENTIFICATION
                             OF
                    FINANCIAL STATEMENTS


(1) Audited consolidated financial statements for First Banks, Inc. and subsidiaries for the fiscal years ending December 1998 and 1999.

(2) Audited consolidated financial statements for First Banks America, Inc. and subsidiaries for the fiscal years ending December 1998 and 1999.

(3) Unaudited consolidated financial statements for First Banks, Inc. and subsidiaries, both prepared by Borrower, for the period ending June 30, 2000.

(4)  Unaudited consolidated financial statements for First Banks
     America, Inc. and subsidiaries, both prepared by Borrower, for the period ending June 30, 2000.

                         EXHIBIT J

                 OWNERSHIP OF SUBSIDIARIES


First Bank & Trust
4,725,396 Shares Owned/Controlled by First Banks, Inc. (100%)

First Capital Group, Inc.
1,000 Shares Owned/Controlled by First Banks, Inc. (100%)

First Bank
10,000 Shares Owned/Controlled By First Banks, Inc. (100%)

     First Land Trustee Corporation
     50 Common Shares Owned/Controlled by First Bank (100%)

     FB Commercial Finance, Inc.
     100 Common Shares. Owned/Controlled by First Bank (100%)

     First Banc Mortgage, Inc.
     1,000 Common Shares Owned/Controlled by First Bank (100%)

     Star Lane Holdings Trust Statutory Trust
     Owned/Controlled by First Bank (100%)

          Star Lane Trust
          Owned/Controlled by Star Lane Holdings Trust Statutory Trust
            (99.99%)

First Banks America, Inc.
2,210,581 Common Shares Owned/Controlled by First Banks, Inc. (39.56% of
  total voting)
2,500,000 Class B Shares Owned/Controlled by First Banks, Inc. (44.74% of total voting)

     First Bank of California
     1,000 Common Shares Owned/Controlled by First Banks America, Inc.
       (100%)

     BankTEXAS, N.A.
     2,049,000 Common Shares Owned/Controlled by First Banks America,
       Inc. (100%)

     Redwood Bank
     465,000 Shares Owned/Controlled by First Banks America, Inc.
       (100%)

     Eucalyptus Financial Corp.
     1,000 Common Shares Owned/Controlled by First Banks America, Inc.
       (100%)

                            EXHIBIT K

                        LIST OF ADDRESSES

If to the Borrower:                   First Banks, Inc.
                                      11901 Olive Blvd.
                                      Creve Coeur, MO  63141
                                      Attention:  Frank H. Sanfilippo
                                        Chief Financial Officer

   with a copy to (for notice requirements under Article VIII hereof only):

                                      Lewis, Rice & Fingersh
                                      500 North Broadway
                                      St. Louis, Missouri  63102
                                      Attention:  Thomas C. Erb, Esq.

If to Firstar Bank, N.A.              21 Locust Street
                                      St. Louis, MO  63101
                                      Attention:  David C. Buettner

If to American National Bank &        120 South LaSalle Street
Trust Company of Chicago:             Mail Code IL1-1110
                                      Chicago, Illinois  60690
                                      Attention:  Sunil Mehta

If to Harris Trust and Savings Bank:  111 West Monroe
                                      P. O Box 755
                                      Chicago, Illinois  60690
                                      Attention:  David Konrad

If to Wells Fargo Bank                100 East Wisconsin Avenue
Minnesota, N.A.:                      Milwaukee, WI  53202-4101
                                      Attention:  Alfonso A. Buscemi

If to The Frost National Bank:        525 Bryan Tower
                                      2001 Bryan Street
                                      Dallas, Texas  75201
                                      Attention:  Jerry L. Crutsinger

                            EXHIBIT K

If to Union Bank of California, N.A.:  445 South Figueroa Street, 13th Floor
                                       Los Angeles, California  90071-1602
                                       Attention:  Frank E. Quick


If to LaSalle Bank National Association:     135 South LaSalle Street
                                             Suite 530
                                             Chicago, Illinois 60603
                                             Attention:  Richard Zell

                       SCHEDULE 4.05

                      OTHER AGREEMENTS



                            NONE

                                            SCHEDULE 4.06
                                             LITIGATION

                                                                                    AMOUNT
      CASE NAME               CASE SUMMARY             ASSESSMENT OF OUTCOME       OF CLAIM
      ---------               ------------             ---------------------       --------
     Ashurst           Ashurst is an international   Ashurst now contends that   $8,800,000
    Technology         company whose primary         it did not authorize the        plus
   Corporation,        business is the mining and    wire transfers out of the    punitive
  Ltd. vs. First       development of market         Melrose Escrow account        damages
   Bank & Trust        applications for scandium-    and that the recipients
                       based metal alloys.  In       of the wire transfers
                       June 1997, Ashurst            have stolen the money.
                       transferred $5.0 million to   Ashurst is seeking $5.0
                       a Citibank escrow account     million in damages and
                       in New York owned by Don      $3.8 million in
                       Secunda.  Ashurst alleges     settlement and has stated
                       that it intended to use the   through counsel that it
                       money to invest in the        intends to seek punitive
                       purchase of securities and    damages.  Attorneys
                       directed Secunda "to move     believe case is
                       those funds into an escrow    defensible and have filed
                       account at Republic           a motion for summary
                       National Bank."  Rather       judgment, or in the
                       than deposit the funds as     alternative, summary
                       instructed, Secunda wire      adjudication on the
                       transferred the $5.0          theory that, as a matter
                       million to an account held    of law, First Bank owed
                       by Melrose Escrow, Inc. at    no duty to Ashurst, a
                       a branch of Republic Bank     non-customer of the Bank.
                       located in Fullerton,         To date, First Bank
                       California.  At about the     tendered defense of this
                       same time, Secunda entered    lawsuit to its insurance
                       into an agreement with        carrier who rejected
                       Suisse Private Trust          coverage.  First Bank may
                       granting Suisse power over    challenge that decision.
                       the funds.  Suisse
                       instructed Melrose Escrow
                       to wire the funds to
                       various individuals and
                       entities.  Melrose directed
                       Republic to approve the
                       disbursements out of the
                       Melrose account.



   U.S. Department     Since 1996, the former        In the course of            Unspecified
    of Justice         majority owner of Lippo       negotiating the
        vs             Bank and various entities     acquisition of Lippo
  James T. Riady       with which he is              Bank, FBA was informed
     Lippo Group       associated, including Lippo   of the ongoing
   (Indonesia),        Bank, have been a subject     investigations and their
    First Bank of      of federal investigations     potential outcome, and
  California, et       involving alleged financial   took steps to protect
         al.           improprieties with respect    itself against financial
                       to federal election           loss from this matter.
                       campaign laws.  These         These included
                       alleged improprieties         establishment of an
                       relate to various             accrual for anticipated
                       transactions occurring        legal defense costs and
                       between 1988 and 1996,        an escrow arrangement
                       particularly with respect     pursuant to which Lippo
                       to the 1996 U.S.              Bank's former majority
                       Presidential campaign.        owner is required to
                       Lippo Bank, which has         indemnify FBA for certain






                                 61

                                                                                    AMOUNT
      CASE NAME               CASE SUMMARY             ASSESSMENT OF OUTCOME       OF CLAIM
      ---------               ------------             ---------------------       --------
   U.S. Department     cooperated with authorities   costs.  FBA, with the
    of Justice         conducting the                advice of legal counsel,
        vs             investigations, has been      believes that if any
  James T. Riady       informed that in the event    changes were to be
     Lippo Group       other persons or entities,    instituted, the
   (Indonesia),        which are the principal       resolution thereof would
    First Bank of      focus of the                  not have a material
  California, et       investigations, are charged   adverse financial effect
   al. (continued)     in connection with these      on FBA.
                       alleged improprieties, it
                       may also be charged in
                       either civil or criminal
                       proceedings.  All of the
                       matters under investigation
                       occurred years before FBA's
                       acquisition of Lippo Bank
                       in February 2000.

    Rothman vs.        This is a malicious           Mr. Cohen is of the         $5,000,000
   First Bank &        prosecution action filed on   opinion the lawsuit was     (Stated In
        Trust          December 11, 1997 by Larry    designed solely to harass       Suit)
                       Rothman, an attorney,         the Bank and coerce the
                       against First Bank & Trust,   Bank into settling the
                       its VP - Special Assets,      judicial foreclosure
                       Donald Housser, and its       lawsuit with Larry
                       attorney, Arthur Jarvis       Rothman whereby the Bank
                       Cohen.  The suit is based     would dismiss its claim
                       upon a lawsuit filed by       against him for a
                       FB&T against Larry Rothman    deficiency judgment.
                       for judicial foreclosure.

                                                     On October 27, 1998, the
                                                     Superior Court granted
                                                     the motion of First Bank
                                                     & Trust, Housser and
                                                     Cohen for summary
                                                     judgment.  Larry Rothman
                                                     has filed a notice of
                                                     appeal.  That appeal is
                                                     pending as of August 22,
                                                     2000

                             SCHEDULE 4.08


                       ERISA - PLAN TERMINATIONS


1.   As of December 31, 1993 the First Banks, Inc. Money Purchase
     Pension Plan was terminated and replaced effective April 1, 1994 with the First Banks, Inc. Section 401K Profit Sharing Plan.

2. Effective March 31, 1994, Heritage National Bank was merged into First Bank (Creve Coeur, Missouri). Heritage National Bank maintained an Employee Stock Ownership Plan which, incidental to the First Banks/Heritage National Bank merger, has been terminated.

3. The First Federal Savings Bank of Proviso Township was merged into First Bank A Savings Bank effective January 13, 1994. First
     Federal Savings Bank of Proviso Township maintained a defined benefit plan which has been terminated.

4. First Banks, Inc., acquired a majority interest in BancTEXAS Group Inc. effective August 31, 1994. BancTEXAS maintains two types of retirement benefit plans, a defined benefit plan, which has been frozen, and a Section 401K Profit Sharing Plan, which mirrors the First Banks, Inc. Section 401K Profit Sharing Plan.

5. River Valley Holdings, Inc., was purchased by First Bank FSB effective January 3, 1995. River Valley Holdings, Inc. maintained a Section 401K Profit Sharing Plan which has been merged into the First Banks, Inc. Section 401K Profit Sharing Plan effective July 1, 1995.

6. CCB Bancorp, Inc. was purchased by First Banks, Inc. effective March 15, 1995. CCB Bancorp, Inc. maintained a Section 401K
     Retirement Plan which has been merged into the First Banks, Inc.
     Section 401K Profit Sharing Plan effective July 1, 1995.

7. La Cumbre Savings Bank was purchased by CCB Bancorp, Inc. (which was purchased by First Banks, Inc. on March 15, 1995) effective September 1, 1995. La Cumbre Savings Bank maintained a Section 401(k) Profit Sharing Plan which merged into the First Banks, Inc. 401(k) Profit Sharing Plan effective February 1996.

8. Queen City Bank was purchased by First Banks, Inc. effective July 21, 1995. Queen City Bank maintained a 401(k) Profit Sharing Plan which merged into the First Banks, Inc. 401(k) Profit Sharing Plan effective June 1996.

9. First Banks, Inc. acquired a majority interest in First Commercial Bank effective August 23, 1995, First Commercial Bank maintains two types of retirement benefit plans, a ESOP (Employee Stock Ownership Plan) and a 401(k) Profit Sharing Plan, which now mirrors the First Banks, Inc. 401(k) Profit Sharing Plan effective July 1, 1996.

10.  First Banks America, Inc. purchased Sunrise Bancorp, Inc. on
     November 1, 1996. Sunrise Bank maintained a 401(k) Plan which merged into the First Banks, Inc. 401(k) Profit Sharing Plan effective January, 1997.

11.  First Banks, Inc. purchased Surety Bank on December 1, 1997.
     Surety Bank maintained a 401(k) Plan which merged into the First Banks, Inc. 401(k) Profit Sharing Plan effective January, 1998.

12. First Banks America, Inc. purchased Pacific Bay Bank on February 2, 1998. Pacific Bay Bank maintained a 401(k) Plan which merged into the First Banks, Inc. 401(k) Profit Sharing Plan effective March, 1998.

13. First Banks, Inc. purchased Republic Bank on September 15, 1998. Republic Bank maintained a 401(k) Plan which merged into the First Banks, Inc. 401(k) Profit Sharing Plan effective October, 1998.

                          SCHEDULE 8.01(10)

                          REGULATORY ACTIONS

                                None.